ASSET PURCHASE AGREEMENT
                     ------------------------



                             between





          ALPHA GULF COAST, INC., a Delaware Corporation

                               and

       ALPHA GREENVILLE HOTEL, INC., a Delaware Corporation




                               and




                GREENVILLE CASINO PARTNERS, L.P.,
                a Mississippi Limited Partnership



                     Dated December 17, 1997



                        Table of Contents

   1.   Casino Assets . . . . . . . . . . . . . . . . . . .   3

        1.1  Casino Barge and Related Equipment . . . . .  .  3

        1.2  Fixtures, Gaming Equipment and Other Assets . .  4

        1.3  Moorage, Lease and Related Agreements. .  . . .  5

        1.4  Excluded Assets. . . . . . . . . . . . .. . . .  6

        1.5  List of Casino Assets  . . . . . . . .. . . . .  7

   2.   Hotel Assets. . . . . . . . . . . . . . . . . . .. .  7

        2.1  Casino Hotel . . . . . . . . . . . . . . .  . .  7

        2.2  Lease, Permits and Commitments . . . . . .. . .  8

   3.   Employees . . . . . . . . . . . . . . . . . . . .. .  9

   4.   Consideration and Closing . . . . . . . . . . . .. . 10

        4.1  Cash Portion . . . . . . . . . . . . . . . .. . 10

        4.2  Designated Liabilities . . . . . . . . . . . .  12

        4.3  Limited Partnership Interest . . . . . . . . .  14

        4.4  Consideration for Hotel Assets . . . . . . . .  15

        4.5 Closing of the Purchase of the Casino Assets  .  17

        4.6  Closing of Purchase of Hotel Assets  . . . . .  18

   5.   Deliveries at Closing . . . . . . . . . . . . . . .  22

        5.1  Unencumbered Assets. . . . . . . . . . . . . .  22

        5.2  Current Obligations. . . . . . . . . . . . . .  25

        5.3  Assumption of Liabilities. . . . . . . . . . .  26

        5.4  Excluded Liabilities . . . . . . . . . . . . .  26

   6.   Conduct Prior to the Closing Date . . . . . . . . .  27

   7.   Additional Conduct Prior to the Hotel Closing Date.  33

   8.   Conditions to Closing . . . . . . . . . . . . . . .  35





        8.1  Conditions to Seller's Obligations to Close
             Purchase of Casino Assets  . . . . . . . . . .  35

        8.2  Conditions to Purchaser's Obligation to Close
             Purchase of the Casino Assets  . . . . . . . .  38

        8.3  Conditions to Purchaser's Obligations to Close
             the Purchase of the Hotel Assets . . . . . . .  49

   9.   Post-Closing Agreements . . . . . . . . . . . . . .  53

       9.1   Disclosure and Use of Confidential
             Information . . . . . . . . . . . . . . . . . . 53

       9.2   Use of Trademarks. . . . . . . . . . . . . . .  54

       9.3   Hiring Away Employees. . . . . . . . . . . . .  54

       9.4   Back-Up  . . . . . . . . . . . . . . . . . . .  54

       9.5   Further Assurances . . . . . . . . . . . . . .  55

       9.6   Injunctive Relief. . . . . . . . . . . . . . .  55

       9.7   Indemnification and Settlement of Claims . . .  56

             (a)  Indemnification of Purchaser  . . . . . .  56

             (b)  Survival Periods as to Seller . . . . . .  59

             (c)  Indemnification of Seller
                  and its Parent  . . . . . . . . . . . . .  60

             (d)  Survival Periods as to Purchaser  . . . .  61

             (e)  Procedure for Claimed Relief  . . . . . .  62

                  (i)  Notice of Claims . . . . . . . . . .  62

                 (ii)  Dispute with Respect to Notice of
                       Claim  . . . . . . . . . . . . . . .  64

                (iii)  Third Party Claims . . . . . . . . .  66

             (f)  Right to Offset . . . . . . . . . . . . .  68

   10.  Seller's Representations and Warranties . . . . . .  69

       10.1  Permits, Registrations, Licenses, Leasehold,
             Moorage and Dockage Interest . . . . . . . . .  70

       10.2  Listing of Assets and Title  . . . . . . . . .  72




       10.3  Payment of Debts . . . . . . . . . . . . . . .  73

       10.4  Designated Liabilities . . . . . . . . . . . .  74

       10.5  No Other Contracts . . . . . . . . . . . . . .  74

       10.6  Hart-Scott-Rodino Act  . . . . . . . . . . . .  75

       10.7  Coast Guard Standards. . . . . . . . . . . . .  75

       10.8  No Conflict. . . . . . . . . . . . . . . . . .  76

       10.9  Condition and Non-Removal of Equipment . . . .  76

       10.10 Compliance with Laws   . . . . . . . . . . . .  77

       10.11 Hotel Marketing. . . . . . . . . . . . . . . .  78

       10.12 Litigation . . . . . . . . . . . . . . . . . .  78

       10.13 Hazardous Substances . . . . . . . . . . . . .  79

       10.14 Brokers and Real Estate Commissions. . . . . .  80

       10.15 Contracts and Agreements . . . . . . . . . . .  81

       10.16 Compliance with Mississippi Gaming
             Regulations . . . . . . . . . . . . . . . . . . 82

      10.17 Good Standing. . . . . . . . . . . . . . . . . . 83

       10.18 Corporate Authorization. . . . . . . . . . . .  83

       10.19 Valid Obligation . . . . . . . . . . . . . . .  84

       10.20 Profit and Loss Statements . . . . . . . . . .  84

       10.21 Knowledge  . . . . . . . . . . . . . . . . . .  85

       10.22 Application of Sale Proceeds . . . . . . . . .  85

       10.23 Pledge of Partnership Interest . . . . . . . .  88

   11.  Purchaser's Representations and Warranties. . . . .  88

       11.1  Good Standing. . . . . . . . . . . . . . . . .  88

       11.2  Corporate Authorization. . . . . . . . . . . .  89

       11.3  No Violation of Other Documents. . . . . . . .  89





       11.4 Brokers and Real Estate Commissions. . . . . .   90

       11.5  Hart-Scott-Rodino Act   . . . . . . . . . . .   90

       11.6 Delivery of Partnership Agreement  . . . . . .   91

       11.7 Delivery of Proforma Balance Sheet . . . . . .   91

   12.  Right to Terminate and Remedies . . . . . . . . . .  92

       12.1  Right To Terminate . . . . . . . . . . . . . .  92

       12.2  Remedies . . . . . . . . . . . . . . . . . . .  93

             (a)  Purchaser's Remedies  . . . . . . . . . .  93

             (b)  Seller's Remedies . . . . . . . . . . . .  95

             (c)  Subordination of Termination Payments . .  97

   13.  Legal Compliance. . . . . . . . . . . . . . . . . .  98

   14.  Risk of Loss. . . . . . . . . . . . . . . . . . . .  99

   15.  Time of Essence . . . . . . . . . . . . . . . . . . 101

   16.  Governing Law . . . . . . . . . . . . . . . . . . . 101

   17.  Guaranty  . . . . . . . . . . . . . . . . . . . . . 101

   18.  Notices . . . . . . . . . . . . . . . . . . . . . . 102

   19.  Miscellaneous . . . . . . . . . . . . . . . . . . . 103

        19.1 Entire Agreement; Enforceability . . . . . . . 103

        19.2 Amendments . . . . . . . . . . . . . . . . . . 104

        19.3 Binding Effect; Assignment; No
             Third Party Beneficiaries  . . . . . . . . . . 104

        19.4 Waivers; Consents  . . . . . . . . . . . . . . 106

        19.5 Severability . . . . . . . . . . . . . . . . . 106

        19.6 Captions . . . . . . . . . . . . . . . . . . . 107

        19.7 Interpretation of "including" and "day". . . . 107

        19.8 Counterparts . . . . . . . . . . . . . . . . . 107

   20.  No Offer. . . . . . . . . . . . . . . . . . . . . . 108





                            Schedules


   Schedule 1.3(a)          Casino Agreements

   Schedule 1.3(b)          Option to Acquire Option and
                            Contract Rights

   Schedule 1.4             Excluded Assets

   Schedule 1.5             Casino Assets

   Schedule 4.6             Pledge of Limited Partnership
                            Interest

   Schedule 5.1             Form of Conveyances

   Schedule 5.1(e)(v)       Additional Permitted Exceptions to
                            Title to Real Estate

   Schedule 6(d)(i)         Key Employee Positions Requiring
                            Notification

   Schedule 6(e)            Casino Insurance

   Schedule 7(c)            Builder's Risk Insurance Policy

   Schedule 8.1(c)          Form of Opinion Letter of
                            Purchaser's Counsel

   Schedule 8.2(c)(2)(a)    Form of Written Consent of the City
                            of Greenville

   Schedule 8.2(c)(2)(b)    Form of Consent of City of Greenville
                            to Collateral Assignment

   Schedule 8.2(c)(3)(a)    Form of Written Consent of the
                            Greenville Yacht Club

   Schedule 8.2(c)(3)(b)    Form of Consent of the Greenville
                            Yacht Club to Collateral Assignment

   Schedule 8.2(c)(4)(a)    Form of Written Consent of Board of
                            Mississippi Levee Commissioners

   Schedule 8.2(c)(4)(b)    Form of Consent of the Board of
                            Mississippi Levee Commissioners to
                            Collateral Assignment






   Schedule 8.2(c)(5)(a)    Form of Written Consent for Assignment
                            to Purchaser of Permit to Construct
                            and Maintain Facilities

   Schedule 8.2(c)(5)(b)    Form of Consent of Board of
                            Mississippi Levee Commissioners to
                            Collateral Assignment

   Schedule 8.2(c)(9)(a)    Form of Acknowledgment of the
                            Greenville Port Commission

   Schedule 8.2(c)(9)(b)    Consent to Collateral Assignment by
                            Greenville Port Commission

   Schedule 8.2(c)(10)(a)   Form of Acknowledgment of the Board
                            of Mississippi Levee Commissioners

   Schedule 8.2(c)(10)(b)   Consent to Collateral Assignment by
                            Board of Mississippi Levee
                            Commissioners

   Schedule 8.2(e)          Form of Opinion Letter of Seller's
                            Counsel for Casino Closing

   Schedule 8.2(f)          Environmental Matters

   Schedule 8.2(i)          Engineering Matters

   Schedule 8.2(j)          Site Inspection Matters

   Schedule 8.2(m)          Regulatory Matters

   Schedule 8.2(n)          Utility Matters

   Schedule 8.3(e)          Form of Opinion of Seller's Counsel
                            for Hotel Closing

   Schedule 8.3(k)          Supervisory Management Agreement

   Schedule 8.3(l)          Consent of The Mississippi
                            Department of Archives and History
                            to Assignment and Collateral
                            Assignment

   Schedule 10.9            Slot Machines to Be Removed from
                            Casino

   Schedule 10.12           Pending Litigation

   Schedule 10.20           Non-Recurring Items





   Schedule 11.6            Partnership Agreement

   Schedule 11.7            Purchaser's Proforma Balance Sheet

   Schedule 17              Guaranty from Alpha Hospitality
                            Corporation








                     ASSET PURCHASE AGREEMENT
                    -------------------------

        This Agreement is entered into by ALPHA GULF COAST,

   INC., a Delaware corporation (hereinafter referred to as

   "Seller"), ALPHA GREENVILLE HOTEL, INC., a Delaware

   corporation (hereinafter referred to as "Alpha Hotel"), and

   GREENVILLE CASINO PARTNERS, L.P., a Mississippi limited

   partnership (hereinafter referred to as "Purchaser") as of the 17th day of December, 1997 (hereinafter referred to as the "Execution Date").



                         R E C I T A L S:

   A.   Seller is the owner and operator of the Bayou Caddy's

        Jubilee Casino (hereinafter referred to as the

        "Casino") consisting of the Casino Barge (Official

        Number 519419) (hereinafter referred to as the "Casino

        Barge"), certain permits, mooring, dockage, lease

        rights and other assets, including real property and

        tangible and intangible personal property more

        particularly described herein.



   B.   Seller wishes to sell to Purchaser the Casino including

        Casino Barge, and all related fixtures, equipment,

        contractual rights, and all other real and personal

        property associated therewith, and the Casino Hotel,

        together with its furniture and fixtures, and to assign

        each of the agreements described below to Purchaser,

        and Purchaser wishes to buy and assume the same, all



        under the terms and conditions set forth in this

        Agreement.



   C.   Seller's affiliate, Alpha Hotel, is currently

        constructing an all-suite hotel on the site of the

        former headquarters of the Mississippi Board of Levee

        Commissioners as described in Section 2 below

        (hereinafter referred to as the "Casino Hotel").  Alpha

        Hotel is a wholly owned subsidiary of Alpha Hospitality

        Corporation.  Seller hereby undertakes to cause Alpha

        Hotel to transfer the Hotel Assets in accordance with

        the terms of this Agreement and Alpha Hotel by

        execution hereof agrees to transfer the Hotel Assets to

        Purchaser and to be bound by the terms of this

        Agreement as they relate to the sale of the Hotel

        Assets and makes any and all representations and

        undertaking with respect to the Hotel Assets as set

        forth herein.  When used herein with respect to any and

        all obligations, undertakings, agreements,

        representations or warranties with respect to the Hotel

        Assets and the sale of the Hotel Assets, the term

        Seller shall be deemed to include Alpha Gulf Coast,

        Inc. and  Alpha Greenville Hotel, Inc.




                            AGREEMENT


   Seller and Purchaser agree as follows:



   1.   Casino Assets: (excluding the Casino Hotel)

        Seller agrees to sell Seller s interest in, and

        Purchaser agrees to buy Seller s interest in the

        following, all under the terms and conditions set forth

        in this Agreement:



        1.1  Casino Barge and Related Equipment

             The Casino Barge presently docked at the

             Greenville, Mississippi Waterfront, together with

             the Boarding Barge (Official Number 514272)

             (hereinafter referred to as the "Boarding Barge"),

             together with any and all engines, boilers,

             machinery, components, masts, boats, anchors,

             cables, chains, rigging, tackle, apparel,

             furniture, capstans, outfit tools, pumps, gear,

             furnishings, appliances, fittings, spare and

             replacement parts, and any and all other

             appurtenances appertaining or belonging thereto,

             and whether on board or not on board, and,

             additionally, all log books, manuals, trip

             records, maintenance reports, inspection records,

             seaworthiness certificates, and other historical

             records or information relating to the Casino

             Barge and the Boarding Barge in the possession of





             Seller, and ramps, generators and related

             equipment (including, but not limited to, existing

             walkway coverings) located at the site described

             in the Mooring Agreement and the Dockage Agreement

             described in Schedule 1.3(a).



        1.2  Fixtures, Gaming Equipment and Other Assets

             Except as otherwise provided in Section 1.4, all

             fixtures, improvements, equipment, equipment

             supplies, furniture, advertising and promotional

             materials, trade names, logos, customer lists and

             other tangible and intangible assets, including,

             without limitation, all books and records with

             respect to assets described in Sections 1.1, 1.2,

             and 1.3(a) (except for those certain books and

             records expressly excluded in Section 1.4(c)), in,

             on, or about the Casino Barge, or at any other

             location at Greenville, Mississippi, and owned,

             leased and/or used by Seller in connection with

             the Casino, and all interests in real property

             owned, leased, or under option to Seller in

             Washington County, Mississippi, and all

             improvements thereto.




        1.3  Moorage, Lease and Related Agreements

             (a)  All of Seller's rights and obligations under

                  the permits, moorage, dockage, license, lease

                  agreements and contracts as listed on

                  Schedule 1.3(a) (hereinafter referred to as

                  the "Casino Agreements").



                  (The assets described in Sections 1.1, 1.2,

                  and 1.3(a) except those expressly excluded in

                  Section 1.4 are hereinafter referred to as

                  the "Casino Assets".)



             (b)  Provided that with respect to the real

                  property described in the Real Estate Option

                  Agreement dated October 26, 1995, recorded in

                  Book 1893, at page 62, of the land records of

                  Washington County, Mississippi, and the Lease

                  and Option Agreement dated October 26, 1995,

                  the Memorandum of which is recorded in Deed

                  Book 1893, at page 70, of said land records,

                  each between Deer Creek and Black Bayou Steam

                  Navigation and Transportation Company and

                  Cotton Club, Inc., and assigned to Seller,

                  Seller shall not convey such assets to

                  Purchaser upon Closing but, in lieu of

                  conveyance, shall execute and deliver to Pur-

                  chaser at closing the Option to Exercise





                  Option Rights in the form attached as

                  Schedule 1.3(b).



        1.4  Excluded Assets

             The provisions of Sections 1.1, 1.2 and 1.3(a)

             notwithstanding, Casino Assets shall not include:

             a.   cash, accounts receivable, notes receivable

                  and any other amounts due from any third

                  party arising from the operation of the

                  Casino prior to the closing on the closing

                  date;

             b.   the gaming equipment and other equipment and

                  assets listed on Schedule 1.4;

             c.   Seller s stock records, books, tax returns,

                  minute books and financial, tax, and

                  accounting records;

             d.   All of Seller s rights under this Agreement;

             e.   All tax refunds;

             f.   The Lease Agreement with Mosow Real Estate,

                  Inc. dated November 14, 1995;

             g.   The Lease Agreement with Mosow Real Estate,

                  Inc. dated February 1, 1997; and

             h.   The Real Estate Option Agreement dated

                  October 26, 1995, and the Lease and Option

                  Agreement dated October 26, 1995, each

                  between Deer Creek Navigation and





                  Transportation Company and Cotton Club, Inc.,

                  and assigned to Seller.



        1.5  List of Casino Assets

             The Casino Assets to be purchased, except the

             Casino Agreements which are listed on Schedule

             1.3(a), are listed on Schedule 1.5; provided,

             however, as soon as practical, and in no event

             later than five (5) days after the execution of

             this Agreement, Seller shall provide Purchaser

             with any amendments to Schedule 1.5 and, subject

             to Purchaser's agreement, the amendments shall be

             made to Schedule 1.5.



   2.   Hotel Assets:



        2.1  Casino Hotel

             Alpha Hotel agrees to sell and Purchaser agrees to

             buy the Casino Hotel upon the substantial comple-

             tion of its construction by Alpha Hotel in accor-

             dance with the Standard Form Agreement between

             Alpha Greenville Hotel, Inc., as Owner, and  W. G.

             Yates and Sons Construction Company, Inc., dated

             July 7, 1997 and the plans and specifications for

             construction as referenced therein, and the

             specifications for furnishing of the hotel

             prepared by Seller and delivered to Purchaser on




             December 6, 1997 (hereinafter referred to

             collectively the "Hotel Plans") together with all

             furniture, fixtures, and equipment, including

             telephone equipment, located therein or owned or

             acquired for use in connection therewith.



        2.2  Lease, Permits and Commitments

             In connection with the purchase of the Casino

             Hotel, Seller agrees to assign and Purchaser

             agrees to assume the following agreements with

             third parties:

             a.   A Lease Agreement with The Board of

                  Mississippi Levee Commissioners for

                  construction and maintenance of a hotel in

                  Greenville, Mississippi dated February 19,

                  1997, and amended April 18, 1997;

             b.   A permit for construction and maintenance of

                  facilities on The Board of Mississippi Levee

                  Commissioners' right-of-way dated September

                  11, 1997;

             c.   A Mississippi Landmark permit issued by the

                  Mississippi Department of Archives and

                  History dated March 28, 1997;

             d.   A Consent by The Board of Mississippi Levee

                  Commissioners to the aforementioned Missis-

                  sippi Landmark permit dated July 9, 1997.





             (Hereinafter the agreements identified in Section

             2.2 are hereinafter collectively referred to as

             the "Hotel Agreements").



             (The Casino Hotel and the Hotel Agreements are

             hereinafter referred to as the "Hotel Assets".

             The Casino Assets and Hotel Assets are hereinafter

             referred to collectively as the "Assets").



   3.   Employees:

        Purchaser will assume no employment agreements or other

        obligations to Seller's employees (except for accrued

        vacation and health insurance due upon the Closing Date

        and assumed by Purchaser as described in Section 4.2).

        Notwithstanding the foregoing, Purchaser intends to

        rehire some employees of the Seller and certifies that

        it shall rehire so many of Seller s employees as is

        necessary to prevent the application of the Worker

        Adjustment and Retraining Notification Act, 29 USC

        Section 2101, et seq. (the "WARN Act").  Purchaser shall

        indemnify and hold harmless the Seller from any

        violations of the WARN Act caused by any act or

        omission of Purchaser including a breach of the

        certification in the prior sentence.  If requested by

        Purchaser, Seller shall deliver to Purchaser before the

        Closing Date, or Hotel Closing Date respectively, the





        following information as to each of its employees:

        name; salary or wage rate; date of hire; vacation

        entitlement; and the amount and monetary value of

        accrued vacation as of the Closing Date and Hotel

        Closing Date.  Purchaser shall be entitled prior to the

        Closing Date, and Hotel Closing Date respectively, to

        review Seller's employee records and to interview

        Seller's employees, on a schedule mutually agreed to by

        the parties and under conditions mutually agreed to by

        the parties, and, at Purchaser's sole discretion,

        subject to the certifications made in this Section 3,

        to make offers, if any, for post Closing Date and post

        Hotel Closing Date employment to Seller's employees.

        Provided, nothing herein shall constitute a right to

        employment in any employee.



   4.   Consideration and Closing:

        The total consideration for the Casino Assets shall be

        the sum of the considerations set forth in Sections

        4.1, 4.2 and 4.3:

        4.1  Cash Portion

          The cash portion of the purchase price shall be

        $26,500,000, which shall be payable as follows:

             (a)  Credit to the Purchaser for the assumption by

                  Purchaser of the principal balance owing as

                  of the Closing Date of the senior secured





                  Promissory Note from Seller to Credit Suisse

                  First Boston Mortgage Capital, L.L.C. or any

                  affiliate, successor, assignee or designee

                  thereof (hereinafter referred to as the

                  "Lender") in the original principal amount of

                  $19,000,000 executed in the financing

                  transaction described in Section 8.1(e) and

                  Section 8.2(t) (hereinafter referred to as

                  the "Principal Loan").  The amount of such

                  credit shall be equal to the original

                  principal amount of the Principal Loan less

                  the sum of the following:

                       (i)  an amount equal to the sum of any

                            principal payments made by the

                            Seller on account of the Principal

                            Loan, and

                      (ii)  an amount equal to the sum of loan

                            points, and brokerage commissions,

                            totaling in the aggregate 4.5% of

                            the Principal Loan amount

                            (totalling no more than $855,000.-

                            00), and filing fees and title

                            insurance expenses incurred by

                            Seller in connection with the

                            closing of the Principal Loan and

                            the Subordinated Debt (as here-





                            inafter defined).  It is expressly

                            understood and agreed that all of

                            the Lender's legal fees owing to

                            Lender's counsel shall be charged

                            to Purchaser.

             (b)  Payment in cash or other immediately

                  available funds upon the Closing Date of the

                  balance of the aforesaid cash portion of the

                  purchase price.



        4.2  Designated Liabilities and Assumed Debt

             The assumption by Purchaser of the following

             specified liabilities of Seller which shall not

             exceed $2,000,000.00 as of closing:

             a.   Accrued vacation pay and health insurance

                  claims due to employees of Seller upon the

                  Closing Date;

             b.   Chip liability as of the Closing Date;

             c.   Seller's Greenville Casino operations

                  accounts incurred in the ordinary course of

                  business which are not older than forty-five

                  (45) days past their respective due dates on

                  the Closing Date.  Provided, however, any

                  wages earned by Seller's Casino employees but

                  not paid as of the Closing Date shall not be

                  included in the Designated Liabilities and





                  shall be paid by Purchaser when due, provided

                  that such amount shall not exceed

                  $1,000,000.00 as of the Closing Date, and

                  shall be accounted for by Seller on closing

                  as a reduction to the cash payment in Section

                  4.1;

             d.   Non-delinquent city, county, levee, drainage,

                  and school district ad valorem property taxes

                  and special assessments for calendar year

                  1998, prorated to Closing Date on the basis

                  of calendar year 1997's property taxes and

                  special assessments;

             e.   The gross amount of slot machine and table

                  games progressive meter liability;

             f.   The gross amount of poker "bad beat"

                  liability; and

             g.   The slot club points and unredeemed

                  promotional coupons liability.



        The liabilities to be assumed by Purchaser under

        Section 4.2, subparts (a) through (g) inclusive are

        hereinafter referred to collectively as the "Designated

        Liabilities".  The precise amount of the Designated

        Liabilities set forth in Section 4.2(a)-(g) shall be

        calculated by Seller as of the Closing Date and

        verified as accurate by Purchaser.  Provided that the





        value of slot club points and unredeemed promotional

        coupons shall be calculated upon Closing Date at sixty

        percent (60%) of the face amount thereof; provided,

        further, that the actual dollar value of the slot club

        points and promotional coupon liability as of Closing

        Date shall be verified by a subsequent accounting

        performed by Seller and Purchaser on the six (6) month

        anniversary of the Closing Date and any variation in

        the actual dollar value of these items which when added

        to the Designated Liabilities causes the Designated

        Liabilities to exceed $2,000,000.00 shall result in a

        payment by Seller to Purchaser in the amount of the

        excess of such Designated Liabilities above

        $2,000,000.00 upon twenty (20) days advance written

        notice of the excess.



        Also, Purchaser shall assume the outstanding balance as

        of the Closing Date on the subordinated secured note

        from the Seller to the Lender in the original principal

        amount of $4,879,000.00 executed in the financing

        transaction described in Section 8.1(e) and Section

        8.2(t) (hereinafter the "Subordinated Debt").



        4.3  Limited Partnership Interest

             A limited partnership interest equal to twenty-

             five percent (25%) of all the outstanding





             partnership interests in Purchaser as of the

             Closing Date.  Seller's limited partnership

             interest shall be subject to all terms and

             conditions of the Revised Third Amended and

             Restated Partnership Agreement of Purchaser dated

             as of December 1, 1997.  The parties agree solely

             for purposes of this Agreement that the value of

             the 25% limited partnership interest is

             $8,500,000.00.



        4.4  Consideration for Hotel Assets

             The total purchase price for the Hotel Assets

             shall be equal to Seller's cost of construction

             and furnishing in compliance with the Hotel Plans,

             subject to a maximum purchase price of

             $3,200,000.00 plus the additional sum of

             $112,500.00 as consideration for Seller's advance

             lease payments in a like amount made to the Board

             of Mississippi Levee Commissioners pursuant to the

             Lease described in Section 2.2(a) for the 27-month

             period beginning December 1, 1997, through

             February 29, 2000, subject to a $4,166.67 per

             month reduction in the amount of $112,500.00 for

             each month or part thereof after December 1, 1997,

             during which the purchase of the Hotel Assets does

             not close (the "Hotel Purchase Price"), plus





             interest at an annual rate of 11% for construction

             financing on an amount equal to the Hotel Purchase

             Price from the date of Purchaser's receipt of

             written notice from Seller of substantial

             completion of the construction and furnishing of

             the Casino Hotel (which notice shall include a

             copy of the architect's certificate of substantial

             completion and which will also certify that such

             construction conformed to the plans submitted to

             and approved by the Mississippi Department of

             Archives and History addressed to Seller and

             Purchaser and a certificate of the building

             inspector of the City of Greenville or his

             designated agent evidencing inspection and

             approval for occupancy) (hereinafter referred to

             as "Date of Substantial Completion") until closing

             of the purchase of the Hotel Assets, less the

             amount of any items of work necessary to complete

             construction and furnishing of the Casino Hotel

             after issuance of the certificate of the building

             inspector of the City of Greenville or his

             designated agent evidencing inspection and

             approval for occupancy and architect's certificate

             of substantial completion.  The purchase price for

             the Hotel Assets shall be payable upon the Hotel

             Closing Date (hereinafter defined).





        4.5  Closing of the Purchase of the Casino Assets

             The closing of the purchase of the Casino Assets

             shall be consummated at 590 Madison Avenue, New

             York, New York, (or at such other place, as may

             hereinafter be agreed upon by Seller and

             Purchaser) on the earlier of (a) the fifth (5th)

             business day after all conditions precedent stated

             in Article 8 are fulfilled or (b) January 31,

             1998, provided, however, the foregoing

             notwithstanding, if the Securities and Exchange

             Commission (hereinafter referred to as the "SEC")

             has not approved the form of the proxy statement

             for the meeting of Seller's parent's shareholders

             to consider approval of this transaction on or

             before January 6, 1998, the date of January 31,

             1998, shall be extended to the earlier of (x) the

             twenty-fifth (25th) day after SEC approval of such

             proxy statement or (y) February 25, 1998, or on

             such other date, as may hereafter be agreed upon

             by Seller and Purchaser (hereinafter referred to

             as the "Closing Date").  The physical transfer of

             Casino Assets and transfer of the operation of the

             Casino shall occur on Closing Date.  The schedule

             and procedure for transfer of Casino Assets and

             transfer of operation of the Casino shall comply

             with rules, regulations, orders and directives of





             the Mississippi Gaming Commission.  At the time of

             transfer of Casino Assets,  and subject to

             approval of the Mississippi Gaming Commission and

             the Mississippi State Tax Commission, Purchaser

             and Seller will count down the floor bank, hopper

             and cage cash and Purchaser will purchase from

             Seller the cash therein (the total sum of which

             shall equal the minimum amount required by the

             Mississippi Gaming Commission for the current

             operation of the Casino not, however, to exceed

             $1,500,000.00) upon payment therefor at par in

             cash or other immediately available funds.



        4.6  Closing of Purchase of Hotel Assets

             The closing of the purchase of Hotel Assets shall

             be consummated at 590 Madison Avenue, New York,

             New York, as soon as practically possible after

             written notice by Seller of the Date of

             Substantial Completion and the conditions

             precedent to the Hotel Closing have been fulfilled

             (hereinafter referred to as the "Hotel Closing

             Date").  The Date of Substantial Completion of the

             Hotel shall occur no later than February 6, 1998,

             or on such later date as provided in this Section

             4.6, and Seller represents that February 26, 1998,

             is the latest date on which Seller must complete





             the Casino Hotel in order to satisfy

             infrastructure investment requirement applicable

             to the Casino under current orders issued by the

             Mississippi Gaming Commission.  In the event that

             the Date of Substantial Completion for the Hotel

             is after February 6, 1998, then for each day after

             February 6, 1998, until Hotel Closing Date:______

             a.   Seller shall pay to Purchaser liquidated

                  damages of One Thousand Dollars ($1,000.00)

                  per day, payable weekly until the Date of

                  Substantial Completion of the Casino Hotel,

                  the payment of which shall be secured by a

                  security interest in Seller's limited

                  partnership interest in Purchaser, as more

                  particularly described in the pledge of

                  partnership instrument attached as Schedule

                  4.6 (hereinafter referred to as the "Pledge

                  of Partnership Interest"); and

             b.   In the event any failure to complete the

                  Casino Hotel (including, but not limited to,

                  a failure caused by a casualty loss) results

                  in any suspension of Purchaser's gaming

                  license at the Casino by the Mississippi

                  Gaming Commission, Seller shall pay to

                  Purchaser an additional amount of liquidated

                  damages in the sum of One Hundred Thousand





                  Dollars ($100,000.00) per day, payable daily,

                  for each day during which such suspension is

                  in effect, which liability shall be secured

                  by a security interest in Seller's limited

                  partnership interest in Purchaser, as more

                  particularly described in the Pledge of

                  Partnership Interest attached as Schedule

                  4.6.  In the event any amount of liquidated

                  damages is in excess of the value of the

                  limited partnership interest when applied

                  against it, the excess shall be due and

                  payable from Seller.  Provided, however, Pur-

                  chaser shall give Seller written notice of

                  its intent to collect such liability under

                  Section 4.6(a) or Section 4.6(b) by exercise

                  of Purchaser's rights under the Pledge of

                  Partnership Interest and Seller shall have

                  thirty (30) days to pay the amount to be

                  otherwise collected under the Pledge of

                  Partnership Interest in cash or other

                  immediately available funds.  In the event of

                  any such cash payment by Seller, Purchaser's

                  right to collect the amount owing by exercise

                  of Purchaser's rights under the Pledge of

                  Partnership Interest shall be reduced by the

                  amount thus paid.  The Purchaser agrees to





                  take such reasonable action and work with the

                  Mississippi Gaming Commission and Seller to

                  prevent the suspension of the Purchaser's

                  gaming license.  Provided, further, it is

                  expressly understood that the notice and

                  procedure provisions set forth in Paragraph

                  9.7 shall have no application to the payments

                  required in this Paragraph 4.6(a) and (b).

             c.   Subject to fulfillment of the conditions

                  precedent to the Hotel Closing, should

                  Purchaser, due to no fault of Seller or its

                  agents, representatives or contractors, fail

                  to close the purchase of the Hotel Assets

                  within fifteen (15) days after receipt of

                  Seller s notice of the Date of Substantial

                  Completion of the Hotel, Purchaser shall pay

                  to Seller, in addition to the interest

                  specified in Section 4.4, an additional sum

                  of One Thousand Dollars ($1,000.00) per day,

                  payable weekly, for each day thereafter

                  during which Purchaser does not close the

                  purchase of the Hotel Assets.  If after the

                  expiration of the sixty (60) day period

                  following the receipt of the notice of the

                  Date of Substantial Completion, Purchaser has

                  failed to close the purchase of Hotel Assets





                  under conditions stated above in this Section

                  4.6(c), in addition to the monetary penalties

                  provided above and any other remedy available

                  to Seller, Seller shall be entitled to seek

                  specific performance of Purchaser's

                  obligation to close the purchase of the Hotel

                  Assets.



   5.   Deliveries at Closing:



        5.1  Unencumbered Assets

             At the Closing Date and Hotel Closing Date

             respectively, the Seller shall deliver to

             Purchaser all documents (including all Required

             Approvals (as such term is defined in Section

             8.2(c) hereof) from third parties) necessary to

             convey title to or assign Seller's interests in

             the Casino Assets and the Hotel Assets,

             respectively.  All documents to be delivered shall

             be in the forms specified in Schedule 5.1

             (provided that fee simple estates in real property

             shall be conveyed by deeds of the same type by

             which such real property was conveyed to Seller's

             predecessor-in-title, Jubilation Lakeshore, Inc.,

             formerly known as Cotton Club of Greenville, Inc.,

             (hereinafter referred to as the "Jubilation





             Lakeshore")) and shall convey the Assets free and

             clear of all mortgages, liens, security interests,

             reservations, judgments, pledges, charges, claims,

             escrows or other encumbrances (hereinafter

             referred to collectively as "Encumbrances") except

             the following expressly enumerated Encumbrances

             and other exceptions (hereinafter referred to as

             the "Permitted Exceptions"):

             a.   The liens in favor of the Lender securing the

                  Principal Loan and the Subordinated Debt;

             b.   Liens in respect to Seller's share of the ad

                  valorem taxes for the year 1998 not yet due

                  and payable, including city, county, levee,

                  drainage and school district ad valorem taxes

                  and special assignments (all ad valorem and

                  special assessments for the year 1997 shall

                  have been paid by Seller on or before

                  closing);

             c.   Except as otherwise provided in this

                  Agreement, interests in real estate including

                  estates in fee simple, leaseholds, licenses,

                  and options, shall only be warranted to be

                  free and clear of Encumbrances created by

                  Seller or by Seller's predecessor-in-title,

                  Jubilation Lakeshore, or arising after the

                  earlier of the acquisition of the subject





                  real estate asset by Jubilation Lakeshore or

                  by Seller, as the case may be; and

             d.   Except as otherwise provided in this

                  Agreement, with respect to any interest in

                  real estate included in the Assets, including

                  estates in fee simple, leaseholds, licenses,

                  and options, the following exceptions shall

                  also apply:

                  (i)  Any restrictions, terms or provisions of

                       any zoning ordinances of the City of

                       Greenville or Washington County,

                       Mississippi;

                 (ii)  Oil, gas and other minerals lying in, on

                       or under any property conveyed by

                       Seller's predecessors-in-title;

                (iii)  Rights of parties in possession not

                       shown of public record, deficiencies in

                       quantity of land, boundary line

                       disputes, road ways, unrecorded

                       servitudes or easements, or uses of the

                       subject property not visible from the

                       surface, and any other similar matters

                       not of record not created by or known to

                       Seller;

                (iv)   With respect to parties in the chain of

                       title before Seller and/or Jubilation





                       Lakeshore, lack of legal capacity or

                       lack of authority of any grantor, fraud

                       of forgery of any instruments, false

                       recitals of marital status or marital

                       rights, and undisclosed heirs not

                       revealed in the chain of title for any

                       such properties; and

                (v)    The additional exceptions to title as

                       described on Schedule 5.1(e)(v) with

                       respect to each of the real estate par-

                       cels owned or leased.



        5.2  Current Obligations

             Seller shall be current, as of the Closing Date

             and Hotel Closing Date, respectively, in its

             obligations on all permits, leases, moorage,

             dockage, licenses, and other existing contracts

             which are part of the Assets purchased.  Seller

             shall use its commercially reasonable efforts to

             obtain estoppel certificates from the other party

             to each such agreement, but shall not be responsi-

             ble to Purchaser for failure to obtain such

             estoppel certificates.








        5.3  Assumption of Liabilities

             Subject to the terms and conditions set forth in

             this Agreement, Purchaser shall assume and agree

             to pay, perform and discharge the following, and

             only the following, liabilities and obligations of

             Seller as the same exist on midnight of the day

             preceding the Closing Date (the "Assumed

             Liabilities"):

             (a)  Seller's indebtedness to the Lender under the

                  Principal Loan and the Subordinated Debt;

             (b)  Designated Liabilities as described in

                  Section 4.2;

             (c)  Seller's liability for lease payments and

                  contractual obligations which first become

                  due and owing after the Closing Date under

                  the Casino Agreements and Hotel Agreements

                  listed on Schedule 1.3(a) and in Section 2.2,

                  respectively.



        5.4  Excluded Liabilities

             Except for the Assumed Liabilities, no obligation

             or liability of Seller or relating to the business

             of Seller or to the Assets, of any nature

             whatsoever (whether express or implied, fixed or

             contingent, liquidated or unliquidated, known or

             unknown, accrued, due or to become due), is to be





             assumed by Purchaser, nor shall Purchaser be

             liable to pay, perform or discharge any such

             obligation or liability.



   6.   Conduct Prior to the Closing Date:

        Between the Execution Date and closing and physical

        transfer of Casino Assets on the Closing Date:

             a.   Seller shall give to Purchaser and

                  Purchaser's officers, employees, agents,

                  attorneys, consultants, accountants and

                  lenders (designated by Purchaser as

                  "Purchaser's Authorized Representatives") all

                  of whom shall have agreed in writing to be

                  bound by the confidentiality agreement

                  between Seller and Purchaser dated September

                  30, 1997, reasonable access, during normal

                  business hours upon reasonable notice, to all

                  of the properties (both real and personal)

                  included in the Assets and to the books, con-

                  tracts, documents and records of the Casino

                  and shall furnish to Purchaser and

                  Purchaser's Authorized Representatives such

                  information as Purchaser or such persons may

                  at any time and from time to time reasonably

                  request.







             b.   Seller shall use its commercially reasonable

                  efforts to obtain the Required Approvals

                  required under Section 8.2(c).  At

                  Purchaser s request, Seller shall provide all

                  reasonable assistance needed to transfer to

                  Purchaser, or to any person designated by

                  Purchaser, any other transferable licenses

                  and permits not included in the Required

                  Approvals, provided that failure to obtain

                  approvals for transfer of licenses and

                  permits not included in the Required

                  Approvals is not a condition precedent for

                  closing for which Seller shall be held

                  responsible.

             c.   Seller shall cause the Casino to carry on its

                  business in the usual and ordinary course,

                  consistent with past practices, and shall use

                  its commercially reasonable efforts to

                  preserve the Casino's business and the

                  goodwill of its customers, suppliers and

                  others having business relations with the

                  Casino and to retain the business

                  organization of the Casino intact, including

                  using reasonable efforts to keep available

                  the services of its present employees (other

                  than those dismissed for cause or who





                  voluntarily discontinue their employment),

                  and to maintain all of its properties in good

                  operating condition and repair, ordinary wear

                  and tear excepted.  Without limiting the

                  generality of the foregoing and subject to

                  the provisions of Section 4.2 hereof, Seller

                  shall pay, when due, all wages and benefits

                  (including medical benefit claims) of

                  Seller's employees currently when due in

                  accordance with their terms, all indebtedne-

                  sses to trade creditors and other obligations

                  incurred in the ordinary course of the

                  Casino's business.  Seller shall make no

                  material change in marketing expenditures

                  without the prior written consent of Purchas-

                  er, provided, however, Seller shall be

                  entitled to allocate such expenditures as

                  Seller deems appropriate.

             d.   Without the prior written consent of

                  Purchaser, which shall not be unreasonably

                  withheld, and without limiting the generality

                  of any other provision of this Agreement,

                  except in the ordinary course of business,

                  Seller shall not:

                  (i)  hire any employee for a position listed

                       on Schedule  6(d)(i) without prior





                       notification to Purchaser's

                       representative, John R. O'Donnell, or

                       such other representative as may be

                       designated by Purchaser;

                 (ii)  sell, transfer or otherwise dispose of

                       any asset or property, except for monies

                       applied in payment of the Casino's

                       liabilities in the usual and ordinary

                       course of business;

                (iii)  incur or commit to incur any capital

                       expenditures (including, without

                       limitation, purchases, commitments or

                       offers to purchase real estate) in

                       excess of $50,000 or which materially

                       changes the character of the Casino's

                       operations without the written approval

                       of John R. O'Donnell or such other

                       representative as may be designated by

                       Purchaser;

                 (iv)  incur, assume or guarantee any

                       indebtedness secured by the Assets

                       (except for the Principal Loan and the

                       Subordinated Debt); or

                  (v)  directly or indirectly, enter into or

                       assume any contract, agreement,

                       obligation, lease, license or commitment





                       other than in the usual and ordinary

                       course of business in accordance with

                       past practices and which would extend

                       beyond the Closing Date.

             e.   Seller shall cause the Casino to maintain the

                  insurance policies listed on Schedule 6(e) in

                  full force and effect.  If any of the said

                  policies shall expire, the Casino shall use

                  reasonable efforts to renew or replace the

                  same prior to the expiration of the expiring

                  policies with policies from a reputable

                  insurance carrier with a "Best's Rating"

                  equal to or better than that of the existing

                  carrier, containing insurance coverage in the

                  same or greater amount than the existing

                  policies in substantially the same form and

                  substance as the existing policies.

             f.   The Seller shall cooperate to provide

                  documents relating to the Assets and relating

                  to the revenues and expenses of the Casino

                  and other documents and information

                  reasonably requested by Purchaser in

                  connection with the closing of Purchaser s

                  financing, provided that Purchaser shall

                  reimburse Seller for any reasonable expenses

                  incurred by Seller in connection with





                  providing such documents or information and

                  Seller shall have no obligation with respect

                  to any requirements or approvals required for

                  such financing except as expressly provided

                  for herein.

             g.   Seller shall provide Purchaser notice within

                  24 hours after receipt of any notice of

                  resignation received by Seller from any of

                  its employees whose position is listed on

                  Schedule 6(d)(i).

             h.   Seller shall use commercially reasonable

                  efforts to close the Principal Loan and the

                  Subordinated Debt prior to midnight December

                  31, 1997. After closing of said financing,

                  Seller shall remain current in its obliga-

                  tions to Lender on the Principal Loan and the

                  Subordinated Debt and shall not allow an

                  Event of Default (as defined in the Principal

                  Loan or the Subordinate Debt as the case may

                  be) to occur under the loan agreement and

                  other loan documents executed in connection

                  with the Principal Loan and the Subordinated

                  Debt.



             i.   Purchaser shall use commercially reasonable

                  efforts to close the financing with Lender





                  that will be evidenced by a Senior Secured

                  Note in the amount of $17,200,000.00 and by a

                  Subordinated Note in the amount of

                  $3,621,000.00 prior to midnight December 31,

                  1997.  After closing of said financing, Pur-

                  chaser shall remain current in its

                  obligations to Lender on the Senior Secured

                  Note and the Subordinated Note and shall not

                  allow an Event of Default (as defined in the

                  loan agreement made in connection with the

                  Senior Secured Note and the Subordinated

                  Note, as the case may be) to occur under the

                  loan agreement and other loan documents in

                  connection with the Senior Secured Note and

                  the Subordinated Note.



   7.   Additional Conduct Prior to the Hotel Closing Date:

        Between the Execution Date and the Hotel Closing Date:

             a.   Seller shall give the Purchaser and

                  Purchaser's Authorized Representatives

                  reasonable access during normal business

                  hours to all of the Hotel Assets (both real

                  and personal), books, contracts, documents,

                  records and shall furnish to Purchaser and

                  Purchaser's Authorized Representatives such

                  information as Purchaser or Purchaser's





                  Authorized Representatives may at any time

                  and from time to time reasonably request.

             b.   Seller shall use commercially reasonable

                  efforts to complete the construction of the

                  Hotel in accordance with the Hotel Plans.

                  Any change orders in the Hotel Plans

                  totalling in the aggregate more than

                  $20,000.00 (whether as an increase or reduc-

                  tion) shall be subject to Purchaser s

                  approval, which shall not be unreasonably

                  withheld.

             c.   Seller shall maintain the builder's risk

                  insurance policy listed on Schedule 7(c)

                  which covers the Casino Hotel in full force

                  and effect.  If the Casino Hotel policy shall

                  expire, the Seller shall use reasonable

                  efforts to renew or replace the same prior to

                  the expiration of the expiring policy with

                  the policy from a reputable insurance carrier

                  with the "Best Rating" equal to or better

                  than that of the existing carrier containing

                  insurance coverage in the same or greater

                  amount than the existing policies in

                  substantially the same form and substance as

                  the existing policy.







   8.   Conditions to Closing:



        8.1  Conditions to Seller's Obligations to Close

             Purchase of Casino Assets

             The obligation of Seller to close the transactions

             contemplated hereby is subject to the fulfillment

             of all of the following conditions as of the

             Closing Date (except where a different date is

             expressly provided for herein), upon the non-

             fulfillment of any of which, this Agreement may,

             at Seller's option, be terminated and/or remedies

             sought pursuant to and with the effect set forth

             in Section 12:

             a.   Each and every representation and warranty

                  made by Purchaser as of Execution Date shall

                  have been true and correct when made and

                  shall be true and correct as of the Closing

                  Date.

             b.   All obligations of Purchaser to be performed

                  hereunder through, and including on, the

                  Closing Date (including, without limitation,

                  all obligations which Purchaser would be

                  required to perform at the closing if the

                  transaction contemplated hereby was

                  consummated) shall have been performed.






             c.   Purchaser shall have delivered to Seller the

                  written opinions of Lake Tindall, LLP, and/or

                  Altheimer & Gray, and/or gaming counsel for

                  Purchaser, dated as of the Closing Date

                  concerning Purchaser's partnership organiza-

                  tion and the Purchaser's general partner's

                  good standing and authority to consummate the

                  transactions contemplated hereby, in sub-

                  stantially the form of Schedule 8.1(c) at-

                  tached hereto.

             d.   Approval by final Order of the Mississippi

                  Gaming Commission of the transactions

                  contemplated herein and post-closing

                  operation of the Casino by Purchaser.

             e.   All conditions precedent to the closing of

                  the Principal Loan and the Subordinated Debt

                  shall have been satisfied and the closing

                  thereof shall have occurred and  all

                  conditions precedent to the closing of that

                  certain financing from Lender to Purchaser

                  represented by a senior secured note in the

                  principal amount of $17,200,000.00 and a

                  subordinated secured note in the amount of

                  $3,621,000.00 shall have been satisfied and

                  the closing thereof shall have occurred and

                  all such financing shall have been fully





                  funded by the Lender by midnight December 31,

                  1997.  If both of the aforementioned loan

                  financings have not been closed and fully

                  funded by midnight December 31, 1997, this

                  Agreement shall be null and void.  Provided

                  further, that all conditions precedent to the

                  closing of the assumption of the Principal

                  Loan and the Subordinated Debt as of Closing

                  Date, pursuant to an amended and restated

                  loan agreement between Lender and Purchaser

                  renewing and rearranging indebtedness in the

                  in the principal amount of $36,200,000 of

                  senior secured indebtedness and $8,500,000.00

                  of subordinated secured indebtedness on terms

                  agreeable to Lender and to Purchaser shall

                  have been satisfied, the closing of such

                  assumption and refinancing shall have occurred,

                  and all loans to be made pursuant

                  thereto shall have been fully funded to

                  Purchaser before Seller shall have any

                  obligation to sell the Casino Assets

                  hereunder.



             f.   There shall have been no voluntary or

                  involuntary bankruptcy filing of Purchaser or

                  its General Partner.





             g.   No suit, proceeding or litigation (including

                  but not limited to any proceeding by any

                  government agency under Hart-Scott-Rodino

                  Act, as hereinafter defined) shall have been

                  commenced and an order obtained (which has

                  not been stayed) restraining or enjoining the

                  consummation of the transaction contemplated

                  hereby.





        8.2  Conditions to Purchaser's Obligation to Close

             Purchase of the Casino Assets

             The obligation of Purchaser to close the

             transactions contemplated hereby is subject to the

             fulfillment of all of the following conditions as

             of the Closing Date (except where different date

             is expressly provided for herein), upon the non-

             fulfillment of any of which, this Agreement may,

             at Purchaser's option, be terminated and/or

             remedies sought pursuant to and with the effect

             and subject to the limitations set forth in

             Section 12.

             a.   Each and every representation and warranty

                  made by Seller as of Execution Date shall

                  have been true and correct when made and







                  shall be true and correct as of the Closing

                  Date.

             b.   All obligations of Seller to be performed

                  hereunder through, and including on, the

                  Closing Date (including, without limitation,

                  all obligations which Seller would be re-

                  quired to perform at the closing if the

                  transaction contemplated hereby was consum-

                  mated) shall have been performed.

             c.   All of the consents and approvals as listed

                  below in this Section 8.2(c) ("Required

                  Approvals") shall have been obtained:

                  (1)  Approval by proper corporate and

                       shareholder actions of the transactions

                       contemplated herein by the Sellers'

                       Boards of Directors and shareholders,

                       and by the Board of Directors and

                       shareholders of Alpha Hospitality

                       Corporation.

                  (2)  Written consent of the City of

                       Greenville to the assignment to the

                       Purchaser of the City Moorage Agreement

                       and the City Lease Agreement, and to the

                       collateral assignment thereof to the

                       Lender in the forms attached as Schedule

                       8.2(c)(2)(a) and (b).





                  (3)  Written consent of the Greenville Yacht

                       Club  (a) to the assignment to the

                       Purchaser of the Yacht Club Dockage

                       Agreement and Yacht Club License

                       Agreement and (b) to the collateral

                       assignment thereof to the Lender in the

                       forms attached as Schedule 8.2(c)(3)(a)

                       and (b).

                  (4)  Written consent of The Board of Missis-

                       sippi Levee Commissioners (a) to assign-

                       ment to the Purchaser of the Hotel Lease

                       (effective as of the Hotel Closing Date)

                       and (b) to the collateral assignment

                       thereof to the Lender in the forms

                       attached as Schedule 8.2(c)(4)(a) and

                       (b).

                  (5)  Written consent for assignment to

                       Purchaser of the permit for construction

                       and maintenance of facilities on The

                       Board of Mississippi Levee

                       Commissioners' right-of-way dated

                       September 11, 1997, in the form attached

                       as Schedule 8.2(c)(5)(a) and (b).

                  (6)  Assignment to the Purchaser of permits

                       from the U. S. Army Corps of Engineers

                       or issuance of permits to Purchaser




                       permitting the moorage of the Casino

                       Barge and the Boarding Barge in their

                       present location.

                  (7)  Written verification from the Mis-

                       sissippi Gaming Commission that Seller

                       is not in violation of any

                       infrastructure requirements which have

                       been imposed in connection with the

                       granting of Gaming Licenses to Seller

                       effective as of the Closing Date.

                  (8)  The consents, approvals and estoppels,

                       if any, obtained by Seller in connection

                       with the closing of the Principal Loan

                       shall not have been withdrawn or revoked

                       by the issuing party.

                  (9)  Written acknowledgment of the Greenville

                       Port Commission that it has no objection

                       to the assignment to the Purchaser of

                       the City Moorage Agreement and City

                       Lease Agreement and to the collateral

                       assignment thereof to the Lender in the

                       forms attached as Schedule 8.2(c)(9)(a)

                       and (b).

                 (10)  Written acknowledgment of The Board of

                       Mississippi Levee Commissioners that it

                       has no objection to the assignment to





                       the Purchaser of the City Moorage

                       Agreement and the City Lease Agreement

                       and to the collateral assignment thereof

                       to the Lender in the forms attached as

                       Schedules 8.2(c)(10)(a) and (b).

             d.   No suit, proceeding or litigation (including,

                  but not limited to, any proceeding by any

                  government agency under the Hart-Scott-Rodino

                  Antitrust Improvements Act of 1976, Pub. L.

                  94-435 (the "Hart-Scott-Rodino Act"), shall

                  have been commenced and an order obtained

                  (which has not been stayed) restraining or

                  enjoining the consummation of the transaction

                  contemplated hereby.

             e.   Seller shall have delivered to Purchaser the

                  written opinions of Watkins, Ludlam &

                  Stennis, P.A., Parker, Duryee, Rosoff & Haft,

                  P.C. and such other law firm(s) reasonably

                  acceptable to Purchaser, dated as of the

                  Closing Date, addressed to Purchaser and

                  which shall state that the Lender will be

                  entitled to rely thereon, which contains

                  opinions in substantially the form of Sched-

                  ule 8.2(e) attached hereto.

             f.   All of the matters shown on the attached








                  Schedule 8.2(f) shall have been cured to the

                  satisfaction of Purchaser and the Lender, and

                  there shall have been no material adverse

                  change in the types of matters shown in the

                  environmental reports dated November 20,

                  1997, provided to the Lender since the date

                  of such environmental reports that has not

                  been cured to the satisfaction of Purchaser

                  and the Lender.

             g.   Seller's parent, Alpha Hospitality

                  Corporation, shall have executed and

                  delivered to Purchaser on Execution Date the

                  guaranty, the form of which is attached as

                  Schedule 17.

             h.   Seller shall have delivered to Purchaser a

                  copy of a "Fairness Opinion" acceptable to

                  the Securities and Exchange Commission as

                  part of Seller's disclosure to its

                  Shareholders and which shall state that the

                  Lender may rely thereon, relating to the

                  transactions under this Agreement.

             i.   All of the matters shown on the attached

                  Schedule 8.2(i) shall have been cured to the

                  satisfaction of Purchaser and the Lender, and

                  there shall have been no material adverse

                  change in the types of matters shown in the





                  Engineering Reports provided to the Lender

                  since the date of such Engineering Reports

                  which has not been cured to the satisfaction

                  of Purchaser and the Lender.



             j.   All of the matters shown on the attached

                  Schedule 8.2(j) shall have been cured to the

                  satisfaction of Purchaser and the Lender, and

                  there shall have been no material adverse

                  change in the real property and facilities

                  since the date of the site inspections dated

                  November 21, 1997, provided to the Lender

                  that has not been cured to the satisfaction

                  of Purchaser and the Lender.

             k.   There shall have been no material adverse

                  change in the matters addressed in the

                  Appraisals provided to the Lender since the

                  date of such Appraisals that has not been

                  cured to the satisfaction of Purchaser and

                  the Lender.

             l.   All material necessary licenses, permits,

                  approvals, waivers, authorization, consents,

                  waiting period expirations and clearances for

                  the acquisition of the Casino Assets, use and

                  operation (and proposed operation) of Casino

                  Assets and the conduct of Purchaser's





                  business as conducted or as proposed to be

                  conducted (including the operation of both

                  the Las Vegas Casino and Bayou Caddy's

                  Jubilee Casino) have been issued and/or

                  obtained from the appropriate governmental

                  authority (excluding the Alcoholic Beverage

                  Control Division of the State Tax Commission

                  ("ABC")) and are in full force and effect.

                  Provided that except for the Required

                  Approvals which are expressly addressed in

                  Schedule 8.2(c), Seller shall be obligated

                  only to use its commercially reasonable

                  efforts to obtain the assignment of the

                  aforementioned items and Seller's failure to

                  obtain one or more of such items after using

                  its reasonable efforts to obtain the same

                  shall not result in any liability from Seller

                  to Purchaser.  All the Casino Agreements

                  shown on Schedule 1.3(a) (Items 1-7) shall

                  have been assigned by Seller to Purchaser.

                  All approvals to be obtained from the Missis-

                  sippi Gaming Authorities in connection with

                  the issuance of additional equity by

                  Purchaser to Seller shall have been obtained.

                  All licensing, registrations and all other

                  approvals and findings of suitability for





                  Seller to become an equity holder in

                  Purchaser shall have been obtained.

             m.   All of the matters shown on the attached

                  Schedule 8.2(m) shall have been cured to the

                  satisfaction of Purchaser and the Lender and

                  there shall have been no material adverse

                  change since September 30, 1997, in the

                  compliance of the improvements and facilities

                  or the use thereof with all applicable

                  zoning, subdivision, environmental

                  protection, toxic waste, asbestos, and all

                  other applicable federal, state and local

                  laws and ordinances, and all rules,

                  regulations and requirements of any and all

                  governmental or quasi-governmental

                  authorities having jurisdiction over any of

                  the Casino Assets with respect to the fore-

                  going.

             n.   All of the matters shown on the attached

                  Schedule 8.2(n) shall have been cured to the

                  satisfaction of Purchaser and the Lender, and

                  there shall have been no material adverse

                  change in utility-related matters since

                  November 21, 1997.

             o.   A certificate in a form satisfactory to

                  Purchaser and the Lender representing that no





                  pending or threatened action, suit, or

                  proceeding, judicial, administrative or

                  otherwise, is pending against Seller or its

                  parent, Alpha Hospitality Corporation, which

                  would have a material adverse effect on their

                  ability to perform their respective obliga-

                  tions under this Asset Purchase Agreement.

             p.   Seller shall have delivered evidence of

                  acceptance by the City of utility, water, and

                  sewer lines to be installed in partial

                  payment of rent pursuant to Section 6 of the

                  Alpha Moorage Agreement.

             q.   Seller shall deliver to Purchaser the pledge

                  (in the form attached as Schedule 4.6) of its

                  partnership interest in Purchaser as

                  described in Section 4.3 as collateral to

                  secure Purchaser's obligations under Sections

                  4.6 and 9.7(f).

             r.   Approval by Final Order of the Mississippi

                  Gaming Commission of the transactions contem-

                  plated herein and post closing operation of

                  the Casino by Purchaser.

             s.   There shall have been no voluntary or

                  involuntary bankruptcy filing of Seller,

                  Seller's Parent, Alpha Hospitality







                  Corporation, or any other subsidiary of Alpha

                  Hospitality Corporation.

             t.   All conditions precedent to the closing of

                  the Principal Loan and the Subordinated Debt

                  shall have been satisfied and the closing

                  thereof shall have occurred and all

                  conditions precedent to the closing of that

                  certain financing from Lender to Purchaser

                  represented by a senior secured note in the

                  principal amount of  $17,200,000.00 and a

                  subordinated secured note in the amount of

                  $3,621,000.00 shall have been satisfied and

                  the closing thereof shall have occurred and

                  all such financing shall have been fully

                  funded  by midnight December 31, 1997.  If

                  both of the aforementioned loan financings

                  have not been closed and fully funded by

                  midnight December 31, 1997, this Agreement

                  shall be null and void.  Provided further,

                  that all conditions precedent to the closing

                  of assumption of the Principal Loan and the

                  Subordinated Debt as of Closing Date,

                  pursuant to an amended and restated loan

                  agreement between Lender to Purchaser

                  renewing and rearranging indebtedness in the

                  aggregate amount of $36,200,000.00 of senior





                  secured indebtedness and $8,500,000.00 of

                  subordinated secured indebtedness on terms

                  agreeable to Lender and to Purchaser shall

                  have been satisfied, the closing of such

                  assumption and refinancing shall have

                  occurred and all loans to be made pursuant

                  thereto shall have been fully funded to

                  Purchaser before Purchaser shall have any

                  obligation to purchase the Casino Assets

                  hereunder.



        8.3  Conditions to Purchaser's  Obligations to Close

             the Purchase of the Hotel Assets

             The conditions to Purchaser's obligations to close

             the purchase of the Hotel Assets are as follows:

             a.   The closing of the Casino Assets shall have

                  closed or be closed simultaneously herewith.

             b.   Each and every representation and warranty

                  made by Seller with respect to the Hotel

                  Assets as of Execution Date shall have been

                  true and correct in all material respects

                  when made and shall be true and correct in

                  all material respects as of the Hotel Closing

                  Date.

             c.   All obligations of Seller with respect to the

                  Hotel Assets to be performed hereunder





                  through, and including on, the Hotel Closing

                  Date (including, without limitation, all

                  obligations which Seller would be required to

                  perform at the closing if the transaction

                  contemplated hereby was consummated) shall

                  have been performed.

             d.   No suit, proceeding or investigation

                  (including, but not limited to, any

                  proceeding or request for information from

                  any government agency under the Hart-Scott-

                  Rodino Act) shall have been commenced or

                  threatened by any governmental authority or

                  private person on any grounds to restrain,

                  enjoin or hinder, or to seek material damages

                  on account of, the consummation of the

                  transaction contemplated hereby.

             e.   Seller's delivery to Purchaser of the written

                  opinion of Watkins, Ludlam & Stennis, P.A.

                  and Parker, Duryee, Rosoff & Haft, P.C. and

                  such other law firm(s) reasonably acceptable

                  to Purchaser, dated as of the Hotel Closing

                  Date, which shall state that the Lender is

                  entitled to rely thereon and which contains

                  opinions in substantially the form of

                  Schedule 8.3(e) attached.







             f.   All of the matters shown on the attached

                  schedule 8.2(f) which relate to the Casino

                  Hotel shall have been cured to the

                  satisfaction of Purchaser and the Lender and

                  there shall have been no material adverse

                  change in the types of matters which relate

                  to the Casino Hotel shown in the

                  Environmental Reports provided to the Lender

                  since the date of such Environmental Reports

                  that has not been cured to the satisfaction

                  of Purchaser and the Lender.

             g.   Seller shall have provided Purchaser with a

                  certificate of approval from the building

                  inspector of the City of Greenville or his

                  designated agent evidencing inspection and

                  approval for occupancy, and an architect's

                  certificate evidencing the substantial

                  completion of the Casino Hotel in compliance

                  with the Hotel Plans (which will also certify

                  that such construction conformed to the plans

                  submitted to and approved by the Mississippi

                  Department of Archives and History), subject

                  to punch list items which do not exceed in

                  the aggregate $10,000.00.

             h.   Seller shall have provided Buyer with copies

                  of all documents, invoices and agreements






                  related to the construction and furnishing of

                  the Casino Hotel and the cost of same.

             i.   The Hotel shall be ready in all material

                  respects to receive guests in the ordinary

                  course of the Hotel s business.

             j.   All of the Hotel Agreements listed in Section

                  2.2 shall have been assigned by Seller to

                  Purchaser.

             k.   Greenville Hotel II, LLC, a wholly owned

                  subsidiary of Purchaser, and Alpha Hospi-

                  tality Corporation shall have entered into

                  that certain Supervisory Management Agreement

                  in the form attached as Schedule 8.3(k) and

                  Seller shall have no obligation to close the

                  sale of the Hotel until such agreement is

                  executed and delivered.

             l.   The Mississippi Department of Archives and

                  History (the "MDAH") shall have consented to

                  the granting of a leasehold deed of trust by

                  Alpha Greenville Hotel, Inc., its successors

                  and assigns, in the form attached as Schedule

                  8.3(l) to Lender and the assignment of the

                  MDAH permit to Greenville Hotel II, and

                  Purchaser and Greenville Hotel II, LLC, shall

                  have received an architect's certificate








                  confirming that there has been no violation

                  of the MDAH permit.



   9.   Post-Closing Agreements:

        The parties agree that after the Closing:



        9.1  Disclosure and Use of Confidential Information

             The Confidentiality Agreement dated September 30,

             1997,  (hereinafter "Confidentiality Agreement")

             between the parties shall remain in effect until

             December 31, 2002, provided that the restrictions

             in the Confidentiality Agreement shall be waived

             to the extent notices must be given or filings

             must be made by either the Seller or Purchaser to

             any partners, shareholders, regulatory officials,

             or other third parties, provided that any notices,

             filings or announcements concerning the transac-

             tion made by Seller or Purchaser which contain

             Confidential Information covered by the

             Confidentiality Agreement will be subject to

             advance review and approval by the opposite party,

             which approval shall not be unreasonably delayed

             or withheld.








        9.2  Use of Trademarks

             Seller shall not use and shall not license or

             permit any third party to use, any names, slogan,

             logo or trademark which is similar or deceptively

             similar to any of the names or trademarks

             presently used or which may be used prior to

             Closing Date in connection with the Casino's

             business.



        9.3  Hiring Away Employees

             For a period commencing on the Execution Date and

             ending 180 days after the Closing Date, Seller and

             its affiliates shall not employ or take any

             actions which are calculated to persuade any sala-

             ried, technical or special employees,

             representatives or agents of Purchaser who are

             rehired by Purchaser at Closing to terminate their

             association with Purchaser and thereafter shall

             only take such actions upon 30 days prior written

             notice provided to Purchaser.  This section shall

             not apply to any employee who Purchaser chooses

             not to employ as of the Closing Date.



        9.4  Back-Up

             Seller shall, at Purchaser's request and expense,

             furnish to Purchaser such documents and informa-






             tion with respect to Seller, the Casino, or the

             Casino Hotel, which are in Seller's possession and

             which are requested in connection with any

             investigation by the Mississippi Gaming Commission

             or any tax authorities.



        9.5  Further Assurances

             The parties shall execute such further documents,

             and perform such further acts, as may be

             reasonably necessary to transfer and convey the

             Assets to Purchaser on the terms herein contained

             and to otherwise comply with the terms of this

             Agreement.



        9.6  Injunctive Relief

             Seller specifically recognizes that any breach of

             Sections 9.1, 9.2 and 9.3 by Seller will cause

             irreparable injury to Purchaser, and Purchaser

             specifically recognizes that any breach of Section

             9.1 by Purchaser will cause irreparable injury to

             Seller and that both parties recognize that in any

             such event actual damages may be difficult to

             ascertain, and in any event, may be inadequate.

             Accordingly (and without limiting the availability

             of legal or equitable, including injunctive,

             remedies under any other provisions of this






             Agreement), Seller and Purchaser agree that in the

             event of any such breach, in addition to such

             other legal and equitable remedies, injunctive

             relief may be available.  Seller and Purchaser

             recognize that the absence of time limitations in

             Sections 9.1 and 9.2 is reasonable and properly

             required for the protection of Seller and Purchas-

             er, and in the event that the absence of such

             limitation is deemed to be unreasonable by a court

             of competent jurisdiction, the parties agree and

             submit to the imposition of such a limitation as

             said court shall deem reasonable.



        9.7  Indemnification and Settlement of Claims

             a.   Indemnification of Purchaser.  Subject to the

                  terms, conditions and limitations contained

                  in this Agreement, the Seller agrees to

                  indemnify, defend and hold Purchaser, its

                  partners and subsidiaries, and their

                  respective officers and directors (as herein-

                  after defined) (collectively, for purposes of

                  this Section 9.7(a), referred to as

                  "Purchaser") harmless from and against any

                  claims, losses, liability, obligations,

                  lawsuits, deficiencies, damages or expense,

                  including reasonable attorneys' fees and all






                  reasonable amounts paid in defense or settle-

                  ment of the foregoing (but net of any tax

                  benefit derived by any of the foregoing and

                  net of any off-setting recoveries or related

                  proceeds received from insurance or similar

                  arrangements from third parties) (hereinafter

                  referred to as "Losses"), suffered or

                  incurred as a result of (i) the occurrence of

                  any litigation identified in Schedule 10.12;

                  (ii) breach of any obligation, representa-

                  tion, warranty, covenant or agreement made in

                  this Agreement; (iii) any of the Excluded

                  Liabilities and/or (iv) the operation, use or

                  occupancy of the Assets by Seller or Seller's

                  predecessors-in-interest on or before the

                  Closing Date which obligation is not part of

                  the Designated Liabilities.  All statements

                  contained in this Agreement or any schedule

                  or exhibit hereto or certificate delivered by

                  or on behalf of Seller pursuant hereto shall

                  be deemed representations and warranties of

                  Seller.  Notwithstanding the foregoing,

                  Seller shall be liable to Purchaser hereunder

                  only if and to the extent the amount of

                  Losses exceeds in aggregate $10,000 with

                  respect to Casino Assets or exceeds in the





                  aggregate $10,000 with respect to Hotel

                  Assets; provided that Seller's aggregate

                  liability under this provision with respect

                  to the Casino Assets shall not exceed the

                  amount of the total debt assumed by Purchaser

                  from Seller under Section 4.1 and Section 4.2

                  and the cash paid pursuant to Section 4.1 or

                  with respect to the Hotel Assets shall not

                  exceed $3,200,000; provided, further, in the

                  event of any breach of any of the representa-

                  tions and warranties in Section 10.1(i)

                  during the first five (5) years after the

                  Closing Date, Purchaser shall receive as its

                  sole remedy damages equal to the lesser of

                  (a) the aggregate of the sum of present value

                  (using a discount rate of 11%) of increased

                  payments required to cure the disturbance of

                  the moorage and/or occupancy of the Casino at

                  its present location and to continue such

                  moorage and occupancy and all reasonable

                  expenses incurred by Purchaser in connection

                  with such breach, or (b) the following

                  amounts: $600,000.00 if the breach occurs in

                  the first year following the Closing Date;

                  $480,000.00 if the breach occurs in the

                  second year following the Closing Date;






                  $360,000.00 if the breach occurs in the third

                  year following the Closing Date; $240,000.00

                  if the breach occurs in the fourth year

                  following the Closing Date; and $120,000.00

                  if the breach occurs in the fifth year

                  following the Closing Date.  Nothing herein

                  shall be construed to require indemnification

                  by Seller for any federal or state income

                  taxes, or any interest or penalties incurred

                  thereon, payable by the Purchaser as a result

                  of any federal, state or local taxing

                  authority challenging the valuation of assets

                  or the treatment for tax purposes of any

                  payment of fees or expenses.

             b.   Survival Periods as to Seller.  Except as

                  otherwise provided in this Agreement, the

                  representations, warranties, covenants, and

                  agreements made by the Seller in this

                  Agreement or any exhibit or schedule hereto

                  or certificate delivered pursuant hereto

                  shall not merge into the documents delivered

                  at closing and shall survive the Closing

                  Dates and the transfer of Assets for a period

                  to expire on the later of (a) expiration of

                  eighteen (18) months after Closing Date or

                  (b) July 31, 1999; provided, however,that the





                  representations and warranties set forth in

                  Section 10.1(i) and 10.13 shall be enforce-

                  able for a period to expire on the later of

                  (a) expiration of five (5) years after

                  Closing Date or (b) January 31, 2003.

             c.   Indemnification of Seller and its Parent.  (i)

                  Subject to the provisions of this Agreement,

                  Purchaser agrees to indemnify, defend and

                  hold Seller, its parent corporation, Alpha

                  Hospitality Corporation, and their respective

                  officers and directors (collectively, for

                  purposes of this Section 9.7(c), referred to

                  as the "Seller") harmless from and against

                  any losses, liability, obligations, lawsuits,

                  damages, or expenses including (without

                  limitation) reasonable legal cost and

                  attorney's fees (but net of any offsetting

                  recoveries for related proceeds received from

                  insurance or similar arrangements with third

                  parties) (hereinafter referred to as

                  "Losses") suffered or incurred by Seller as a

                  result of the occurrence of any breach of any

                  obligation, representation, warranty, cove-

                  nant or agreement of Purchaser contained in

                  this Agreement or the operation, use or

                  occupancy of the Assets by Purchaser or





                  Purchaser's successors-in-interest to the

                  Assets from and after the Closing Date (and

                  not arising from acts or omissions by Seller

                  or its predecessors prior to closing).  All

                  statements contained in this Agreement or any

                  schedule or exhibit hereto or certificate

                  delivered by or on behalf of Purchaser

                  pursuant hereto shall be deemed

                  representations and warranties of Purchaser.

             d.   Survival Periods as to Purchaser.  Except as

                  otherwise provided in this Agreement, the

                  representations, warranties, covenants, and

                  agreements made by the Purchaser in this

                  Agreement or any exhibit or schedule hereto

                  or certificate delivered pursuant hereto

                  shall survive the Closing Dates and the

                  transfer of Assets and shall not merge into

                  the documents delivered at Closing.  The

                  covenant to indemnify Seller for losses

                  suffered or incurred by Seller as a result of

                  the operation, use, or occupancy of assets by

                  Purchaser or Purchaser's successors-in-

                  interest to the Assets (and not arising from

                  acts or omissions by Seller or its predeces-

                  sors on or prior to closing) from and after

                  the Closing Date shall be enforceable until





                  expiration of five (5) years after Closing

                  Date, or such longer period for any

                  agreements which were assigned and assumed by

                  Purchaser and for which the Seller or any of

                  its affiliates remain liable.  All other

                  representations, warranties, covenants, and

                  agreements made by Purchaser shall be

                  enforceable for a period to expire on the

                  later of (a) expiration of eighteen (18)

                  months after Closing Date or (b) July 31,

                  1999.

             (e)  Procedure for Claimed Relief.

                  (i)  Notice of Claims  If at any time, or

                  from time to time, the party to be

                  indemnified under Sections 9.7(a) or 9.7(c)

                  (hereinafter referred to as the "Indemnified

                  Party") shall receive notice of or become

                  aware of any claim or liability which results

                  or could result in a Loss, such Indemnified

                  Party shall give written notice (hereinafter

                  referred to as a "Notice of Claim") to the

                  appropriate party to provide the

                  indemnification under this Section 9.7(a) or

                  9.7(c), as appropriate (hereinafter referred

                  to as the "Indemnifying Party"), (a) within

                  thirty (30) days of the discovery of such





                  potential or actual Loss in the event the

                  Indemnified Party has received formal written

                  notice of a third party claim, or (b)

                  otherwise within forty-five (45) days of the

                  discovery of such potential or actual Loss.

                  Provided, the failure of the Indemnified

                  Party to give the 45-day notice of any claim

                  shall not release, waive, or otherwise affect

                  the Indemnifying Party's obligations with

                  respect thereto except to the extent that the

                  Indemnifying Party can demonstrate actual

                  loss and prejudice as a result of such

                  failure; provided, the Indemnifying Party

                  shall be relieved of any indemnification

                  obligation whatsoever under Section 9.7(a)

                  and Section 9.7(c) respecting claims for

                  which the Indemnified Party has failed to

                  provide notice prior to the expiration of the

                  applicable survival period as set forth in

                  Section 9.7(b) or Section 9.7(d), as the case

                  may be.  A Notice of Claim shall set forth

                  (a) a brief description of the nature of the

                  potential or actual Loss, (b) a copy of all

                  information and documents relating thereto,

                  (c) an estimate of the total amount of Loss

                  anticipated (including any costs or expenses





                  which have been or may be reasonably incurred

                  in connection therewith).  With regard to

                  third party claims as described in Section

                  9.7(e)(iii), the Indemnified Party shall

                  submit a copy of the pleading asserting any

                  such claim as its Notice of Claim or, if no

                  pleadings have been filed, the form of notice

                  shall contain the information as set forth

                  above.  The providing of a Notice of Claim

                  within the applicable survival period as set

                  forth in Section 9.7(b) and Section 9.7(d),

                  as the case may be, tolls the survival period

                  as to the claim described in the Notice of

                  Claim, subject to the requirements set forth

                  in Section 9.7(e)(ii).

                  (ii)  Dispute with Respect to Notice of Claim.

                  If the Indemnifying Party rejects any Loss as

                  to which a Notice of Claim is received from

                  an Indemnified Party, the Indemnifying Party

                  shall give written notice of such rejection

                  to such Indemnified Party within thirty (30)

                  days after the date of the Notice of Claim.

                  Such written notice shall set forth the

                  grounds upon which the Indemnifying Party

                  bases its rejection of Loss.  If no such

                  rejection of a Notice of Claim shall be sent





                  within such 30 day period, the Indemnifying

                  Party shall be deemed to acknowledge the

                  correctness of such claim for up to the full

                  amount thereof.  In the event that the

                  Indemnifying Party shall have made timely

                  rejection of any such claim of an Indemnified

                  Party, and the Indemnifying Party and such

                  Indemnified Party shall have failed to

                  resolve or compromise such claim within 60

                  days from the date the Indemnified Party

                  shall have received notice of such rejection,

                  then the Indemnified Party must, within 90

                  days after such 60 day period, commence legal

                  proceedings against the Indemnifying Party,

                  provided that, in any event, suit must be

                  brought within 6 months of the assertion of

                  the claim.  Within sixty (60) days after the

                  Indemnifying Party's liability to an Indemni-

                  fied Party for a Loss is finally determined

                  (a "final determination") in such legal

                  proceedings by a final nonappealable judgment

                  or by written agreement of the Indemnifying

                  Party and Indemnified Party, the Indemnifying

                  Party shall satisfy the Loss or its portion

                  thereof as applicable by paying cash or other






                  immediately available funds to such

                  Indemnified Party.

                  (iii)  Third Party Claims.  With respect to

                  any claims or demands by third parties,

                  whenever the Indemnified Party shall have

                  notice that a third party claim or demand has

                  been asserted or threatened which, if true,

                  would constitute a basis for indemnification

                  hereunder, the Indemnified Party shall notify

                  the appropriate Indemnifying Party of such

                  claim or demand and of the facts within the

                  knowledge of the Indemnified Party which

                  relate thereto by a Notice of Claim in

                  accordance with Section 9.7(e)(i) above, and

                  such Notice of Claim shall specifically state

                  that the claim is a third party claim.  The

                  Indemnifying Party shall then have the right

                  to contest, negotiate or settle any such

                  claim or demand through counsel of the Indem-

                  nifying Party's selection, reasonably

                  satisfactory to the Indemnified Party, and

                  solely at the Indemnifying Party's own cost,

                  risk and expense; provided, however, that the

                  Indemnifying Party shall not, without the

                  prior written consent of the Indemnified

                  Party (such consent not to be unreasonably





                  withheld or delayed) settle, compromise or

                  offer to settle or compromise any such claim

                  or demand on a basis which would result in

                  the imposition of a consent order, injunction

                  or decree which would restrict the future

                  activity or conduct of Purchaser's business

                  by the Indemnified Party.  In the event that

                  the Indemnifying Party should fail to give

                  written notice to the Indemnified Party of

                  the Indemnifying Party's intention to contest

                  or settle any such claim or demand within

                  twenty (20) days after the Indemnified Party

                  has notified the Indemnifying Party that any

                  such claim or demand has been asserted or

                  threatened, the Indemnified Party shall have

                  the right to satisfy and discharge the same

                  by payment, compromise or otherwise, and the

                  Indemnifying Party shall be entirely liable

                  therefor to the Indemnified Party under this

                  indemnity.  Notwithstanding the foregoing,

                  however, in the event the Indemnifying Party

                  disputes the Notice of Claim sent pursuant to

                  Section 9.7(e)(i) or (iii), then the

                  Indemnified Party shall not, without such

                  Indemnifying Party's written consent settle

                  or compromise such claim or consent to the





                  entry of a judgment in respect thereto.  The

                  Indemnified Party may also, if it so elects

                  and entirely within its own discretion,

                  defend any such claim or demand in the event

                  the Indemnifying Party fails to give notice

                  of its intention to contest or settle any

                  such claim or demand or to contest the Notice

                  of Claim as provided in Section 9.7(e)(ii),

                  in which event the Indemnifying Party shall

                  be required to indemnify the Indemnified

                  Party for any and all Losses which it may

                  sustain, suffer, incur or become subject to

                  as a result of its decision to defend any

                  such claim or demand.

             f.   Right to Offset.  In the event that the Seller

                  fails to pay any Loss adjudicated to be due

                  against the Seller  pursuant to the procedure

                  set forth in Section 9.7(e) within thirty

                  (30) days after the final determination,

                  subject to the terms of this subsection (f),

                  Purchaser shall have the right, at its

                  option, to enforce any such claim for

                  recovery by exercising its rights under the

                  Pledge of Partnership Interest pursuant to

                  which Seller's Partnership Interest in

                  Purchaser described in Section 4.3 shall





                  serve as collateral for any Loss adjudicated

                  to be due the Purchaser as aforesaid.  Any

                  amount of Loss in excess of the value of the

                  limited partnership interest when applied

                  against it shall be due and payable in cash

                  or immediately available funds from Seller.

                  Provided, however, Purchaser shall give

                  Seller written notice of its intent to

                  enforce such liability against the Pledge of

                  Partnership Interest and Seller shall have

                  thirty (30) days to pay the amount to be

                  collected by the exercise of Purchaser's

                  rights under the Pledge of Partnership

                  Interest, in which case Purchaser's right to

                  collect the amount by exercise of its rights

                  under the Pledge of Partnership Interest

                  shall be reduced by the amount thus paid.



   10.  Seller's Representations and Warranties:

        To induce Purchaser to enter into this Agreement,

        Seller makes the following representations and

        warranties effective as of the closing and transfer on

        Closing Date (except where any other effective date is

        expressly indicated):








        10.1 Permits, Registrations, Licenses, Leasehold, Moor-

             age and Dockage Interest

             a.   Seller is a party to each of the Casino

                  Agreements identified in Schedule 1.3(a) and

                  the Hotel Agreements identified in Section

                  2.2 (hereinafter collectively "Agreements");

             b.   A true and complete copy of each of the

                  Agreements (including all amendments,

                  modifications and supplements to the

                  Agreements) has been delivered to Purchaser

                  as of the Execution Date;

             c.   The Agreements are in full force and effect;

             d.   The Agreements have not been amended,

                  modified or supplemented, orally, by course

                  of conduct or in writing, except as

                  identified in Schedule 1.3(a) and Section 2.2

                  or except as may be agreed to by Purchaser

                  after the Execution Date and before Closing

                  Date or Hotel Closing Date as appropriate;

             e.   All rentals and fees due through the

                  respective Closing Dates under the Agreements

                  shall have been paid in full as of such

                  closing dates and all such rentals and fees

                  for current periods not then due have been

                  prorated in accordance with a closing

                  statement mutually agreed to between Seller





                  and Purchaser as of the respective closing

                  dates;

             f.   Seller is not in material default under the

                  terms of any of the Agreements and Seller has

                  received no notice of any alleged default by

                  Seller under the terms of any of the

                  Agreements.  To the best of Seller s

                  knowledge, no other party to any of the

                  Agreements is in material default under the

                  terms of any of the Agreements;

             g.   No event has occurred which, upon the passage

                  of time or the giving of notice or both,

                  would constitute a material default by any

                  party to any of the Agreements;

             h.   All Required Approvals for assignment of the

                  Agreements to Purchaser will have been ob-

                  tained as of the Closing Date or the Hotel

                  Closing Date, as applicable;

             i.   So long as Purchaser performs its obligations

                  under the Casino Agreements from and after -

                  Closing Date, Purchaser's moorage and

                  occupancy of the Casino moored at its present

                  location at the Greenville, Mississippi,

                  Waterfront cannot be disturbed or terminated

                  by any third party and a breach hereof may be

                  asserted despite the fact that the facts





                  relating to such breach also may constitute a

                  breach of any other representation or

                  warranty; and

             j.   So long as Purchaser performs its obligations

                  under the Hotel Agreements from and after

                  Hotel Closing Date, Purchaser's occupancy of

                  the Casino Hotel cannot be disturbed or

                  terminated by any third party.



        10.2 Listing of Assets and Title

             a.   The Casino Assets identified on Schedules

                  1.3(a) and 1.5 are complete lists of the

                  assets owned, leased, or used by the Seller

                  in connection with the operation or ownership

                  of the Casino, excepting only those assets

                  listed on Schedule 1.4.

             b.   Seller has good and valid title, right, or

                  leasehold interests in the Assets free and

                  clear of all Encumbrances (except Permitted

                  Exceptions) except that with respect to title

                  to interests in real estate (including

                  estates in fee simple, leaseholds, licenses,

                  and options),  Seller warrants only that such

                  Assets are free of Encumbrances created by

                  Seller or Seller's predecessor-in-title,

                  Jubilation Lakeshore, but are subject to the





                  Permitted Exceptions, and that as to title to

                  the trade name "Bayou Caddy's Jubilee

                  Casino," Seller warrants only that Seller has

                  the right to use such name as it is presently

                  used and that such name is free of Encum-

                  brances created by Seller;

             c.   Seller has the right to sell or assign the

                  Assets under the terms of this Agreement

                  subject to obtaining the approvals

                  specifically described in Section 8.2; and

             d.   Seller will defend the title to all Assets

                  against all claims and demands made by any

                  party claiming rights against Seller and its

                  successors-in-interest as a result of acts of

                  Seller.



        10.3 Payment of Debts

             Excepting Permitted Exceptions, including, but not

             limited to, Designated Liabilities, the Principal

             Loan and the Subordinated Debt, Seller has paid,

             or will promptly pay and discharge as of the

             Closing Date  (or Hotel Closing Date as related to

             debts and liabilities for construction and

             furnishing for the Casino Hotel) all debts,

             liabilities and obligations, including, without

             limitation, sales taxes, employee salaries and





             benefits, and obligations to trade creditors,

             customers, public authorities, or other third

             parties, which constitute a lien on any of the

             Assets as of the Closing Date or which if not paid

             would result in the imposition of a lien on the

             Assets or a judgment, consent order, injunction or

             decree which would require payment by the Pur-

             chaser or which would restrict the future activity

             or conduct of the Casino or Casino Hotel by Pur-

             chaser.  Provided further, Seller shall be current

             on all obligations to the Lender in connection

             with the Principal Loan and the Subordinated Debt

             and Seller shall not be in default under any of

             the terms of the Principal Loan or the

             Subordinated Debt.



        10.4 Designated Liabilities

             The Designated Liabilities including any increases

             thereto in connection with Section 4.2 hereof

             shall  not exceed $2,000,000.00  in the aggregate.



        10.5 No Other Contracts

             As of the Execution Date and as of the Closing

             Date (except for the Principal Loan and the

             Subordinated Debt), the Seller has not entered

             into any other contract to assign, sell, mortgage,





             or encumber all or part of the Casino Assets.  As

             of the Hotel Closing Date, the Seller has not

             entered into any other contract to assign, sell,

             mortgage, or encumber all or part of the Hotel

             Assets.  Except for the Hotel Agreements, Seller

             will not enter into any executory contracts as to

             the Hotel Assets requiring performance beyond the

             time of the Hotel Closing Date.



        10.6 Hart-Scott-Rodino Act

             Seller's parent, Alpha Hospitality Corporation, is

             its own "ultimate parent" for purposes of the

             Hart-Scott-Rodino Act, and rules and regulations

             issued thereunder and Seller and its "ultimate

             parent" do not have assets or annual revenues of

             $100,000,000.00 per their most recent regularly

             prepared financial statements.



        10.7 Coast Guard Standards

             To the best of Seller's knowledge, the Casino

             meets U. S. Coast Guard standards applicable to

             floating casino vessels and is in a seaworthy

             condition.  Seller has received no written notices

             to the contrary.








        10.8 No Conflict

             By entering into this Agreement, as of the

             Execution Date, and subject to obtaining the

             consents referred to in Section 8.2, by assigning

             the Agreements and selling the Assets to Pur-

             chaser, as of the Closing Date and Hotel Closing

             Date as applicable, Seller will not breach any

             other material contract or agreement to which

             Seller is a party, violate any judgment, order, or

             decree of any court or arbiter that is binding on

             Seller, or create any lien, charge, or encumbrance

             upon the Assets purchased and conveyed or assigned

             hereunder.



        10.9 Condition and Non-Removal of Equipment

             The Casino Assets will be at Closing Date, and the

             Hotel Assets will be on the Hotel Closing Date, in

             good operating condition, except for normal wear

             and tear.  Except for the slot machines and other

             assets listed in Schedule 1.4, none of the Casino

             Assets or Hotel Assets present on the Execution

             Date will be removed, sold, or disposed of before

             the respective closing dates, except in ordinary

             course of business.  Specifically, and without

             limitation of the generality of the foregoing,

             there shall be no removal of gaming equipment or





             reconfiguration of the gaming equipment in the

             Casino from Execution Date through Closing Date,

             provided that prior to Closing Date, Seller shall

             remove from the Casino those certain sixteen (16)

             slot machines listed by name and serial number in

             Schedule 10.9 and replace them with substantially

             comparable sixteen (16) slot machines now in Sel-

             ler's inventory of slot machines stored off the

             Casino Barge.



      10.10  Compliance With Laws

             Except as otherwise provided herein, as of the

             Execution Date and as of the Closing Date with

             respect to the Casino Assets, and as of the Hotel

             Closing Date with respect to the Hotel Assets,

             Seller is not in default or in violation of any

             law or regulation, except for such defaults or

             violations which will not have a material adverse

             effect on the Assets or the operation of the

             Casino or Hotel operations.  The business operated

             by Seller at the Casino will be conducted up to

             the time of Closing Date substantially in accor-

             dance with all applicable federal, state, and

             local laws, rules, regulations, and orders,

             including those pursuant to the Mississippi Gaming

             Control Act and all rules, regulations, and orders





             of the Mississippi Gaming Commission.  Any non-

             compliance which results in a fine or monetary

             claim (which Seller has not paid as of Closing

             Date), or an action by a public official or

             regulatory agent to close or restrict Casino

             operations is deemed to be a material non-

             compliance for purposes of this Section.



       10.11 Hotel Marketing

             Seller will market the opening of the Casino Hotel

             prior to the Hotel Closing Date pursuant to its

             Hotel marketing plan and budget which has been

             provided to Purchaser prior to Execution Date.



       10.12 Litigation

             Except as identified on Schedule 10.12, as of the

             Execution Date, and as of the Closing Date with

             respect to the Casino Assets, and as of the Hotel

             Closing Date with respect to the Hotel Assets, no

             action, litigation, government investigation,

             condemnation proceeding, claim, eminent domain

             proceeding, or any other proceeding is pending or,

             to the best of Seller's knowledge, contemplated as

             to Seller or all or part of the Assets which is

             not covered by insurance or which if adversely

             determined would impose a lien on any of the





             Assets or would result in a consent order,

             injunction or decree which would require that a

             payment be made or would restrict the future con-

             duct of the Casino business by Purchaser at the

             Casino Barge in its present location in

             Greenville, Mississippi.



       10.13 Hazardous Substances

             To the best of Seller s knowledge, neither Seller

             nor any of its predecessors-in-interest has

             allowed any Hazardous Substances to discharge or

             accumulate in violation of any applicable

             environmental law, rule, or regulation on the

             Casino Barge or the Boarding Barge, at the

             Greenville, Mississippi, waterfront or at other

             real estate sites owned, licensed or leased by

             Seller in Greenville, Mississippi, or at the site

             of the Hotel (except as previously disclosed in

             writing to Purchaser and remediated by Seller at

             the site of the Hotel in accordance with

             applicable environmental laws, rules, and regula-

             tions).  To the best of Seller's knowledge, no

             material violations of environmental laws and

             regulations exist with respect to the Assets and

             no notices of such alleged violations have been

             received by Seller.  "Hazardous Substances" shall





             mean any dangerous, toxic or hazardous substance

             defined as hazardous or as a pollutant or

             contaminant in, or the release or disposal of

             which is regulated by, the Comprehensive Envi-

             ronmental Response, Compensation and Liability Act

             of 1980; the Super Fund Amendments and

             Reauthorization Act of 1986; the Federal Resource

             Conservation and Recovery Act of 1986; the Clean

             Water Act; the Clean Air Act; or the Toxic

             Substances Control Act; or any other applicable

             federal or state law.  The representations and

             warranties in this Section 10.13 do not cover the

             three properties to which Seller holds options

             under that certain Real Estate Option dated

             October 26, 1995, from Deer Creek & Black Bayou

             Steam Navigation and Transportation Company, Inc.,

             and that certain Lease and Option to Purchase

             Agreement dated October 26, 1995, from Deer Creek

             & Black Bayou Steam Navigation and Transportation

             Company, Inc.

       10.14 Brokers and Real Estate Commissions

             Neither Seller nor any of its officers, directors,

             representatives, or employees have had any

             dealings with any broker or finder or incurred any

             liability for any brokerage fees, brokerage







             commissions, or finder's fees as to this Agreement

             or the sale of the Casino Assets or Hotel Assets.



       10.15 Contracts and Agreements

             Schedule 1.3(a) and Section 2.2 contain a true and

             complete list of all material contracts and agree-

             ments to which Seller is a party and which relate

             to the Casino or the Casino Hotel.  Except for

             non-written employment agreements with employees

             of the Casino which are terminable at will by

             Seller, Seller is not a party to any non-written

             contract or agreement pertaining to the Casino or

             the Casino Hotel.  True and correct copies of all

             contracts and agreements listed on Schedule 1.3(a)

             and in Section 2.2, including any amendments,

             modifications, or supplements thereto, have been

             provided to Purchaser prior to Execution Date.

             All such contracts and agreements are in full

             force and effect.  Seller has materially performed

             its obligations thereunder, and, to the best of

             Seller's knowledge, neither Seller nor any other

             party thereto is in material default thereunder;

             and, to the best of Seller's knowledge, no

             condition exists with which notice or lapse of

             time or both would constitute a material default

             thereunder.  Seller will comply with all its





             material obligations under each of the above de-

             scribed contracts and agreements up to the time of

             the Closing Date and Hotel Closing Date as

             applicable.  Specifically, and without limitation

             of the generality of the foregoing, Seller will

             comply with its obligations under its rental

             agreement with Mosow Real Estate, Inc., related to

             the property at 240 S. Theobald Street for such

             period of time as Seller is obligated to The Board

             of Mississippi  Levee Commissioners to provide it

             office space under the Temporary Facilities

             Agreement between Seller and The Board of

             Mississippi Levee Commissioners dated as of April

             18, 1997.



       10.16 Compliance with Mississippi Gaming Regulations

             The Casino is and will remain through the Closing

             Date in compliance with the Mississippi Gaming

             Control Act and regulations, rules, and orders of

             the Mississippi Gaming Commission, provided,

             however, that non-material and non-substantial

             breaches of said regulations, rules, and orders

             which have had or will have no economic or

             operational consequence are excluded from this

             representation and warranty.







       10.17 Good Standing

             Seller is a corporation that is duly incorporated,

             validly existing, and in good standing under the

             laws of the State of Delaware, and Seller has all

             requisite corporate power and authority to own its

             properties and to conduct its businesses as they

             are now being conducted.



       10.18 Corporate Authorization

             The execution, delivery, and performance of this

             Agreement by Seller, Alpha Hospitality Corporation

             and Alpha Hotel have been duly and validly

             authorized by all requisite corporate action

             subject to obtaining their respective

             Shareholders' approval of the execution, delivery

             and performance of this Agreement prior to

             Closing.



       10.19 Valid Obligation

             This Agreement is a valid and binding obligation

             of Seller and is enforceable according to its

             terms, except as the same may be restricted,

             limited or delayed by applicable bankruptcy or

             other similar laws affecting creditors  rights

             generally and general equitable principles.







       10.20 Profit and Loss Statements

             Seller has provided to Purchaser prior to the

             Execution Date (a) audited financial statements

             for the Casino for the fiscal year ended December

             31, 1996, and (b) unaudited profit and loss

             statements for the Casino from January 1, 1997

             through September 29, 1997, which, except for non-

             recurring items shown on Schedule 10.20, have been

             produced in the ordinary course of business

             consistent with Seller s past practice in

             connection with the operation of the Casino.  The

             above-referenced audited financial statements

             fairly present in all material respects the finan-

             cial condition of the Seller and the results of

             its operations for the fiscal year ended December

             31, 1996, and the above-referenced unaudited

             profit and loss statements fairly present in all

             material respects the results of Seller's

             operations (except for non-recurring items as

             listed on Schedule 10.20 hereto) for the periods

             ended at the respective dates thereof.



       10.21 Knowledge

             Any representation, warranty or covenant of Seller

             qualified by the phrase "to best of Seller's

             knowledge" or "to Seller's knowledge", "known" or





             other similar phrase implying a limitation on the

             basis of knowledge is intended to indicate that

             none of the present directors of Seller or its

             parent, Seller's or Seller's parent's President,

             Vice President, Chief Financial Officer or Vice

             President-Casino Operations or any of them has

             information which would give him or her actual

             knowledge contrary to the existence or nonexis-

             tence of such facts and appropriate inquiry has

             been made of the relevant operational personnel of

             the Casino.



       10.22 Application of Sale Proceeds

             At closing on the Closing Date, the closing agent,

             First American Title Insurance Company, as agent

             for Seller, will apply the net cash portion of the

             purchase price described in Section 4.1 as is

             necessary to satisfy any and all then-outstanding

             Encumbrances against the Assets and indebtednesses

             of Seller (not included in the Designated

             Liabilities), except for the Permitted Exceptions,

             including, but not limited to, liens, mortgages

             and encumbrances in favor of the Lender and

             granted in connection with the Principal Loan and

             the Subordinated Debt, provided the closing agent

             shall distribute the funds in accordance with a





             closing statement agreed to by the Purchaser and

             Seller.  The Purchaser and Seller agree that the

             closing statement shall provide that the claims of

             Seller's non-affiliated third party creditors

             (including, but not limited to, all trade

             creditors with invoices over 45 days old on the

             Closing Date), except the Lender, shall be

             satisfied in full prior to any payment from the

             sale proceeds to Seller's affiliated creditors

             (including specifically and without limitation

             Bryanston Group, Inc. and BP Group, Ltd.), each of

             which shall, nonetheless, release any then-out-

             standing liens, mortgages, and encumbrances

             against the Assets and shall consent in writing to

             this distribution of sales proceeds and waive any

             claims against Purchaser or the Lender arising

             therefrom.  Provided further, that Seller

             represents and warrants that all litigation

             matters shown on Schedule 10.12, except the

             matters numbered 1, 13, 18, 27, 28 and 29, shall,

             consistent with the representations made on the

             Schedule, either be fully insured without a

             reservation of rights or be paid in full or

             otherwise fully satisfied on the Closing Date.  As

             to the following litigation matters:  Hendrick

             Outdoor, Inc. v. Alpha Gulf Coast, Inc., Cause No.





             96-0426 (No. 13 on Schedule 10.12); Tidelands

             Lease with the State of Mississippi (No. 27 on

             Schedule 10.12); and Pitney Bowes Credit Corp. v.

             Alpha Gulf Coast, Inc., Cause No. 097-0406 (No. 29

             on Schedule 10.12), Seller shall, prior to any

             payment to affiliated creditors, deposit with

             First American Title Insurance Company at closing

             the sums of $63,000.00, $393,000.00 and

             $43,000.00, respectively, to be held by said title

             insurance company as agent for Seller to satisfy

             any of the contingent liabilities arising out of

             or in connection with the aforelisted itemized

             litigation matters, upon the satisfaction of each

             of which Seller shall be entitled to disbursement

             of remaining funds, if any, held by the Closing

             Agent on account of that litigation matter. As to

             the matters numbered 1, 18, and 28 on Schedule

             10.12 (Akers v. Bayou Caddy's Jubilee Casino,

             Cause #C196,0232; Lewis v. Alpha Gulf Coast Inc.,

             Cause #C197-0128; and Wilson v. Alpha Gulf Coast

             Inc., Cause #C197-0041), Seller represents and

             warrants that such claims are fully insured

             without reservation of rights except to the extent

             that the allegations made of intentional conduct

             and/or give rise to punitive damages and further

             represents and warrants that no damages arising





             out of claims for intentional conduct and/or

             punitive damages will be awarded in any such

             action.

       10.23 Pledge of Partnership Interest

             Upon its delivery to Purchaser on Closing Date,

             the pledge of partnership interest, if any, de-

             scribed in Sections 4.6 and 9.7(f) will be duly

             and validly authorized by Seller's shareholders

             and organizational documents and shall constitute

             valid and binding obligation of Seller and shall

             be enforceable against Seller according to its

             terms, except as the same may be restricted,

             limited or delayed by applicable bankruptcy or

             similar laws affecting creditors  rights and

             general equitable principles.



   11.  Purchaser's Representations and Warranties:

        To induce Seller to enter into this Agreement,

        Purchaser makes the following representations and

        warranties effective as of the closing on Closing Date

        (except where any other effective date is expressly

        indicated):



        11.1 Good Standing

             Purchaser is a limited partnership that is duly

             organized, validly existing, and in good standing





             under the laws of the State of Mississippi.

             Purchaser s general partner, Greenville CP, Inc.,

             is a corporation that is duly incorporated,

             validly existing, in good standing under the laws

             of the State of Delaware and qualified to do

             business in the State of Mississippi.  Purchaser

             has all requisite partnership power and authority

             to own its properties and to carry on its

             businesses as they are now being conducted.



       11.2  Partnership Authorization

             The execution, delivery, and performance of this

             Agreement by Purchaser has been duly and validly

             authorized in a manner required by its

             organizational documents.  This Agreement is a

             valid and binding obligation of Purchaser and is

             enforceable against Purchaser according to its

             terms, except as the same may be restricted,

             limited or delayed by applicable bankruptcy or

             other similar laws affecting creditors  rights

             generally and general equitable principles.



       11.3  No Violation of Other Documents

             By closing the transactions contemplated under

             this Agreement on the Closing Date and Hotel

             Closing Date, as applicable, Purchaser will not





             breach any other contract to which Purchaser is a

             party or violate any judgment, order, or decree of

             any court or arbiter that is binding on Purchaser.



       11.4  Brokers and Real Estate Commissions

             Neither Purchaser nor any of its officers,

             directors, representatives, or employees have had

             any dealings with any broker or finder or incurred

             any liability for any brokerage fees, brokerage

             commissions, or finder's fees as to this Agreement

             or the purchase of the Assets, except that

             Purchaser has employed the services of Executive

             Business Services, Inc., in connection with

             financing from Lender.  Brokerage fees, if any, to

             Executive Business Services, Inc., shall be paid

             by Purchaser.



       11.5  Hart-Scott-Rodino Act

             Purchaser is its own "ultimate parent" for

             purposes of the Hart-Scott-Rodino Act, and rules

             and regulations issued thereunder, and Purchaser

             does not have assets or annual revenues of

             $100,000,000.00 per its most recent regularly

             prepared financial statement.






       11.6  Delivery of Partnership Agreement

             Purchaser has delivered to Seller prior to the

             Execution Date a true and complete copy of its

             current Partnership Agreement and all prior

             amendments thereto and the Securities Purchase

             Agreement between Purchaser and certain

             Noteholders, dated as of December 14, 1993, and

             all prior amendments thereto to Seller on or

             before Closing Date.  Attached hereto as Schedule

             11.6 is a true and complete copy of the Revised

             Third Amended and Restated Partnership Agreement,

             which will be in full force and effect in lieu of

             the Second Amended Partnership Agreement from and

             after the Closing Date. Purchaser and its General

             Partner will use their best efforts as described

             in the Letter attached to Schedule 11.6 to obtain

             approval of the amendments to the Partnership

             Agreement contained in said Letter.



       11.7  Delivery of Balance Sheet and Proforma Balance

             Sheet

             Purchaser has delivered to Seller on or before -

             Execution Date Purchaser's balance sheet as of the

             end of its fiscal quarter most recently closed

             prior to the Execution Date, and attached as

             Schedule 11.7 is Purchaser's proforma balance





             sheet as of Closing Date, which will take into

             account the transactions contemplated hereby.

             Purchaser represents that the balance sheet

             delivered on or before Execution Date fairly

             presents the assets, liabilities, and partnership

             investments as of the date thereof.



   12.  Right To Terminate and Remedies:

        12.1 Right to Terminate

             Anything to the contrary herein notwithstanding,

             this Agreement and the transactions contemplated

             hereby may be terminated at any time prior to the

             Closing Date and Hotel Closing Date, respectively,

             by prompt notice given in accordance with Section

             18:

             a.   by the mutual written consent of Purchaser

                  and Seller; or

             b.   by either of such parties by written notice

                  given in accordance with Section 18 if the

                  closing of the purchase of the Casino Assets

                  shall not have occurred on the earlier of (a)

                  five (5) business days after all conditions

                  precedent stated in Sections 8.1 and 8.2 are

                  fulfilled or (b) January 31, 1998, provided,

                  however, the foregoing notwithstanding, if

                  the "SEC" has not approved the form of the





                  proxy statement for the meeting of Seller's

                  parent's shareholders to consider approval of

                  this transaction on or before January 6,

                  1998, the date of January 31, 1998, shall be

                  extended to the earlier of (a) the twenty-

                  fifth (25th) day after SEC approval of such

                  proxy statement or (b) February 25, 1998 (or

                  on such later date on which Seller and

                  Purchaser may hereafter mutually agree in

                  writing to be the Closing Date, neither party

                  being obligated to agree to such an exten-

                  sion); provided however, that the right to

                  terminate this Agreement under this Section

                  12.1(b) shall not be available to any party

                  whose failure to fulfill any material

                  obligation for which such party has re-

                  sponsibility under this Agreement has been

                  the cause of or resulted in the failure of

                  the closing to occur on or prior to the

                  aforesaid dates.



       12.2  Remedies

             a.   Purchaser's Remedies.  The provisions of

                  Section 12.1(b) notwithstanding, in the event

                  of a material breach of this Agreement by

                  Seller, and/or if all conditions precedent to





                  Seller's obligation to close the  purchase of

                  Casino Assets as set forth in Section 8.1 are

                  satisfied on the Closing Date, or if all

                  conditions precedent to Seller's obligation

                  to close the purchase of the Hotel Assets are

                  satisfied on the Hotel Closing Date, and

                  Seller fails to close in accordance with this

                  Agreement, the Purchaser shall not be limited

                  to the remedy of termination of this

                  Agreement, but shall be entitled to pursue

                  monetary damages up to the amount of the

                  Subordinated Debt and/or specific performance

                  of this Agreement.  Provided, however, the

                  Purchaser shall not execute on any monetary

                  judgment obtained by it against the Seller

                  (except one obtained in connection with

                  Seller's obligations under Section 4.6(a)

                  and/or (b)) pursuant to the foregoing until

                  Seller has paid the Principal Loan and

                  Subordinated Note in full or it has otherwise

                  been satisfied or assigned.  Notwithstanding

                  the foregoing, in the event that the closing

                  does not occur due to (i) the failure of

                  Seller and/or Seller's parent, Alpha

                  Hospitality Corporation, to obtain on or

                  before the Closing Date, the approval of the





                  transaction contemplated herein by their

                  respective shareholders provided in Section

                  8.2(e); (ii) Seller, its parent or any other

                  subsidiary of its parent are the subject of

                  bankruptcy proceedings; or (iii) the Seller

                  fails to deliver the Casino Assets as pro-

                  vided in Section 5.1 of the Agreement then,

                  in such event, Purchaser shall be immediately

                  entitled to damages in the amount of One

                  Million Dollars ($1,000,000.00) in addition

                  to all other damages and remedies provided

                  for in this Section.  In addition to the

                  foregoing, the Purchaser shall be entitled to

                  recover all of its reasonable costs and

                  expenses incurred in pursuing either of these

                  remedies (including, without limitation,

                  reasonable attorneys' fees).

             b.   Seller s Remedies.  The provisions of Section

                  12.1(b) notwithstanding, in the event of a

                  material breach of this Agreement by

                  Purchaser, and/or if all conditions precedent

                  to Purchaser's obligation to close the

                  purchase of Casino Assets as set forth in

                  Section 8.2 are satisfied on the Closing

                  Date, or if all conditions precedent to

                  Purchaser's obligation to close the purchase





                  of the Hotel Assets are satisfied on the

                  Hotel Closing Date, and Purchaser fails to

                  close in accordance with this Agreement, the

                  Seller shall not be limited to the remedy of

                  termination of this Agreement, but shall be

                  entitled to pursue monetary damages up to the

                  amount of the Subordinated Debt and/or

                  specific performance of this Agreement and

                  shall be entitled to recover all of its

                  reasonable costs and expenses incurred in

                  pursuing either of these remedies (in-

                  cluding, without limitation, reasonable

                  attorneys' fees).  Provided, however, the

                  Seller shall not execute on any monetary

                  judgment obtained by it pursuant to the

                  foregoing until the Purchaser has paid the

                  indebtedness from the Lender evidenced by (i)

                  the senior secured note to the Lender in the

                  amount of $17,200,000.00 and the subordinated

                  secured note in the amount of $3,621,000.00

                  executed in the  financing transaction

                  described in Section 8.1(e) and Section

                  8.2(t), or (ii) the senior secured note to

                  the Lender in the amount of $36,200,000.00

                  and the subordinated secured note to the

                  Lender in the amount of $8,500,000.00 in the





                  event the amended and restated loan agreement

                  described in Section 8.2(t) is consummated.

                  Notwithstanding the foregoing, in the event

                  that the closing of the sale and purchase of

                  the Casino Assets occurs, and all of the

                  conditions precedent to Purchaser's

                  obligation to close the purchase of the Hotel

                  Assets are satisfied on the Hotel Closing

                  Date and Purchaser fails to close such

                  Purchase in accordance with this Agreement,

                  the Seller shall be entitled to pursue

                  specific performance of this Agreement and

                  shall be entitled to recover all of its

                  reasonable costs and expenses incurred in

                  pursuing this remedy (including, without

                  limitation, reasonable attorneys' fees).

             c.   Subordination of Termination Payments.  All

                  amounts, if any, payable by (i) Seller to

                  Purchaser pursuant to Section 12.2 (a)

                  hereof, except those described in Section

                  4.6(a) and (b) and except for the one million

                  dollar payment described in Section 12.2(a),

                  shall be evidenced by a non-interest bearing

                  promissory note issued by Seller to Purchaser

                  (the "Seller Termination Note") which shall

                  be fully subordinated to all obligations

                  owing to Lender from Seller, if any, or (ii)




                  Purchaser to Seller pursuant to Section

                  12.2(b) hereof shall be evidenced by a non-

                  interest bearing promissory note issued by

                  Purchaser to Seller (the "Purchaser

                  Termination Note") which shall be fully

                  subordinated to all obligations owing to

                  Lender from Purchaser.  As long as Seller

                  owes any obligations to Lender, the holder of

                  the Seller Termination Note shall be

                  prohibited from receiving payments, declaring

                  an event of default or otherwise accelerating

                  the amounts payable thereunder and as long as

                  Purchaser owes any obligations to Lender, the

                  holder of the Purchaser Termination Note

                  shall be prohibited from receiving payments,

                  declaring an event of default or otherwise

                  accelerating the amounts payable thereunder.



   13.  Legal Compliance:

        Seller and Purchaser agree that Article 6 of the

        Uniform Commercial Code--Bulk Transfer has been

        repealed in Mississippi and, accordingly, no action to

        comply with Bulk Sales laws will be taken.







   14.  Risk of Loss:

        Seller shall fully assume the risk of any loss by fire

        or other casualty that affects any of the Casino Assets

        or Hotel Assets up to the time of Closing Date (as to

        Casino Assets) and the Hotel Closing Date (as to the

        Hotel Assets). Seller shall, at its expense, keep the

        Casino Asset insured until the time of the Closing Date

        and the Hotel Assets insured until Hotel Closing Date

        against any loss from fire or other casualty in an

        amount equal to the replacement value of such Assets.

        If before the transfer of Assets on the Closing Date

        and Hotel Closing Date, as applicable, any loss by fire

        or other casualty affects some or all of the Assets,

        Purchaser may choose either of the following

        alternatives:

             a.   If the casualty damages or destroys the

                  Casino Assets to the extent of Five Million

                  Dollars ($5,000,000.00) or more of their

                  replacement cost and/or so damages the Casino

                  Barge as to render it not commercially usable

                  for a period of twenty (20) days or more,

                  Purchaser may terminate this Agreement.  In

                  that event, Purchaser shall have no further

                  obligations under this Agreement.  If the

                  casualty damages or destroys the Hotel Assets

                  to the extent of Seven Hundred Thousand

                  Dollars ($700,000.00) or more of their




                  replacement cost and/or so damages the Hotel

                  as to delay its substantial completion or

                  opening for a period not to exceed the

                  shorter of thirty (30) days from February 6,

                  1998, or such period as the Mississippi

                  Gaming Commission allows Seller to complete

                  the Casino Hotel in satisfaction of

                  "infrastructure" requirements under orders

                  and requirements issued by the Mississippi

                  Gaming Commission to proceed with closing,

                  Purchaser may terminate this Agreement with

                  respect to the Hotel Assets.

             b.   If a casualty loss occurs in an amount or

                  duration less than the applicable amount or

                  duration set forth in Section 14.1(a) or, if

                  notwithstanding the provisions of Section

                  14.1(a), in the event of casualty loss

                  covered by Section 14.1(a), Purchaser chooses

                  to go forward with the purchase of the Casino

                  Assets or the Hotel Assets, as applicable,

                  all insurance proceeds paid as a result of

                  the loss affecting the Assets (except for

                  business interruption insurance) shall be

                  used to pay the expenses of repairing,

                  replacing, and restoring the Casino Assets or

                  Hotel Assets as applicable affected by the

                  loss, and any such expenses not covered by




                  the insurance proceeds shall be borne by

                  Seller, with the Closing Date or Hotel

                  Closing Date extended until such repairs are

                  completed.  If the repair, replacement, and

                  restoration of the Casino Assets or Hotel

                  Assets has not been completed by the time

                  scheduled for the Closing Date or Hotel

                  Closing Date, as applicable, and nonetheless

                  the parties mutually agree to proceed with

                  closing, further repair work shall be

                  completed by Purchaser at Seller's expense

                  and any insurance proceeds paid as a result

                  of the loss shall be held in trust for that

                  purpose.



   15.  Time of Essence:

        The parties agree that as to performance under this

        Agreement, time shall be of the essence.



   16.  Governing Law:

        The Agreement shall be governed by the substantive laws

        of the State of Mississippi, without regard to

        conflicts of law rules.



   17.  Guaranty of Alpha Hospitality Corporation:







        By its signature below, Alpha Hospitality Corporation,

        parent of Seller, guarantees Seller's performance of

        all of Seller's obligations and liabilities to

        Purchaser arising out of or in relation to this

        Agreement and any documents executed pursuant to this

        Agreement in accordance with the terms and provisions

        set forth in the form of guaranty attached as Schedule

        17, the original of which shall be executed and

        delivered to Purchaser by Alpha Hospitality Corporation

        on the Execution Date.



   18.  Notices:

        All notices given under this Agreement shall be in

        writing and shall be sent postage prepaid by either

        (a) United States certified mail, return receipt

        requested, or (b) for delivery on the next business day

        with a nationally-recognized express courier.  All such

        notices shall be sent to the following addresses, until

        such addresses are changed by 30 days' notice:



             To Seller:               Alpha Gulf Coast, Inc.
                                      12 East 49th Street
                                      New York, New York 10017

                                      ATTN:  President

             With a copy to:          Gina Jacobs, Esq.
                                      Watkins, Ludlam & Stennis, P.A.
                                      P. O. Box 427
                                      Jackson, MS 39205








             To Purchaser:            Greenville Casino
                                      Partners, L.P.
                                      c/o Greenville CP, Inc.,
                                      its general partner
                                      242 South Walnut Street
                                      Greenville, MS   38701

                                      ATTN:  John R. O'Donnell,
                                             President

             With a copy to:          Jerome C. Hafter, Esq.
                                      Jenny M. Virden, Esq.
                                      Lake Tindall, LLP
                                      P. O. Box 918
                                      Greenville, MS  38702-0918



        Notices shall be deemed delivered on the fifth day

        after postmark, if sent by certified mail, or on date

        of delivery to addressee as shown by express courier s

        receipt, if sent by express courier.  If the last day

        for giving any notice or taking any action required or

        permitted under this Agreement would otherwise fall on

        a Saturday, Sunday, or legal holiday, that last day

        shall be postponed until the next legal business day.



   19.  Miscellaneous:



        19.1  Entire Agreement; Enforceability

             This Agreement, including any Recitals and any

             attached Schedules, all of which are made a part

             of this Agreement, contains the entire agreement

             of the parties concerning this subject matter.  No

             other terms or oral promises which are not in this




             Agreement may be legally enforced, and no

             promises, projections, inducements or

             representations made on or before the Execution

             Date will change the terms of this Agreement or be

             binding on any party.  No promises or other terms

             shall be implied in this Agreement.



       19.2  Amendments

             No amendment of this Agreement shall be binding

             unless it is in writing, states that it consti-

             tutes an Amendment to this Agreement, and is

             signed by the party against whom enforcement is

             sought.



       19.3  Binding Effect; Assignment; No Third Party

   Beneficiaries            This Agreement shall both bind and

                            benefit the parties to this

                            Agreement and their successors and

                            permitted assigns.  Purchaser may

                            assign its rights and privileges

                            and delegate its obligations under

                            this Agreement,  in whole or in

                            part, (a) to another entity which

                            is wholly-owned by Purchaser; (b)

                            to another entity which is at the

                            time of assignment a current holder





                            of a gaming license issued by the

                            Mississippi Gaming Commission; or

                            (c) to any other assignee only with

                            the advance written approval of the

                            Seller, which approval will not be

                            unreasonably denied or delayed;

                            provided, however, that no such

                            assignment or delegation shall

                            relieve Purchaser of any

                            obligations to Seller expressly set

                            forth in this Agreement. Purchase

                            may assign, as collateral, this

                            Agreement and each of Purchaser's

                            rights and privileges hereunder to

                            the Lender.  The parties do not

                            intend that there be any third

                            party or other beneficiaries of

                            this Agreement or guaranty except

                            that the Lender or any other party

                            who becomes Purchaser's successor-

                            in-interest as to any or all of the

                            Assets, after or as a result of an

                            event of default under the Casino

                            Loan, shall become Purchaser's

                            successor as to all rights and

                            privileges under this Agreement and





                            the guaranties delivered pursuant

                            hereto, including without

                            limitation the right to  rely upon

                            and enforce Seller s repre-

                            sentations and warranties set forth

                            in Article 10, as if the Lender or

                            such other party were a party to

                            this Agreement.



       19.4  Waivers; Consents

             A party shall not be deemed to have made a waiver,

             consent or approval under this Agreement unless it

             does so in writing.  The mere failure of a party

             to act to enforce any provision of this Agreement

             shall not be considered a waiver, consent or

             approval and shall not prevent that party from

             enforcing any provision of this Agreement in the

             future.



       19.5  Severability

             The invalidity or unenforceability of one

             provision of this Agreement will not affect the

             validity or enforceability of the other

             provisions.







       19.6  Captions

             The section numbers and captions are inserted only

             as a matter of convenience, and do not in any way

             define, limit, or describe the scope or intent of

             this Agreement.  Any references in this Agreement

             to a Section or subsection shall refer to such

             Section or subsection of this Agreement, unless

             expressly provided otherwise.



       19.7  Interpretation of "including" and "day"

             Wherever the word "including" is used in this

             Agreement, or in any recital or exhibit to this

             Agreement, it shall mean "including without

             limitation."  Wherever the word "day(s)" is used

             in this Agreement, or in any recital or exhibit to

             this Agreement, and the word "business" does not

             appear immediately before such word, such word

             shall mean "calendar day(s)."



       19.8  Counterparts

             This Agreement may be executed in several

             counterparts, each of which shall be deemed an

             original, and all of which together shall con-

             stitute one and the same instrument.





   20.  No Offer:

        The submission of this Agreement for examination and

        negotiation does not constitute an offer to enter into

        an agreement, and this Agreement shall not be binding

        on any party until it is executed and delivered by each

        party to this Agreement.


   Seller, Purchaser, and Guarantor only for purposes of the

   guaranty executed herein, have executed this Agreement as of the Execution Date.

                                 SELLER:

                                 ALPHA GULF COAST, INC., a
                                 Delaware Corporation

                                 By:
                                    ------------------------

                                 Its:
                                     ------------------------

                                 ALPHA GREENVILLE HOTEL, INC.,
                                 a Delaware Corporation


                                 By:
                                    ------------------------

                                 Its:
                                     -----------------------


                                 GUARANTOR:

                                 ALPHA HOSPITALITY CORPORATION,
                                 a Delaware Corporation, only
                                 for the purpose of agreeing to
                                 the Guaranty


                                 By:
                                    ------------------------

                                 Its:
                                     ------------------------






                                 PURCHASER:

                                 GREENVILLE CASINO PARTNERS,
                                 L.P., a Mississippi Limited
                                 Partnership

                                 By:  Greenville CP, Inc., a
                                      Delaware Corporation, Its
                                      General Partner


                                 By:
                                    ------------------------
                                 Its:
                                     ------------------------







